Filed Pursuant to Rule 424(b)(3)

Registration No. 333-256665

PROXY STATEMENT FOR ANNUAL MEETINGS OF STOCKHOLDERS OF
MOXIAN, INC.

PROSPECTUS FOR ORDINARY SHARES OF
MOXIAN (BVI) INC

MOXIAN, INC.

Unit 911, Tower 2, Silvercord, 30 Canton Road

Tsimshatsui, Hong Kong SAR, CHINA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. on July 19, 2021 (Hong Kong Time)

To the Stockholders of Moxian, Inc.

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Moxian, Inc. (the “Company” or “Moxian Nevada”) for use at the 2021 annual meeting of stockholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China, on Monday, July 19, 2021, at 11:00 a.m., Hong Kong Time., to consider and vote upon the following proposals:

1.	Election of five members of the Board of Directors, each to serve a term of one (1) year expiring at the annual meeting of stockholders in 2022 or until their successors are duly elected and qualified;

2.	Ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021;

3.	Adoption of the Agreement and Plan of Merger, including a BVI plan of merger and articles of merger annexed thereto (the “Merger Agreement”) by and between Moxian Nevada and Moxian (BVI) Inc, a business company incorporated under the laws of the British Virgin Islands and a wholly owned subsidiary of the Company (“Moxian BVI”); and

4.	Approval of transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE PROPOSAL.

Holders of record of Moxian Nevada’s Common Stock at the close of business on May 21, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. Even if you plan to attend this Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at this Meeting if you are unable to attend.

A complete list of stockholders of record entitled to vote at this Meeting will be available for ten (10) days before this Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

This notice and the enclosed proxy statement/prospectus are first being mailed to stockholders on or about June 18, 2021.

You are urged to review carefully the information contained in the enclosed proxy statement/prospectus prior to deciding how to vote your shares.

By order of the Board of Directors,

/s/ Hao Qinghu
Hao Qinghu, Chief Executive Officer (Principal Executive Officer)
June 17, 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES LISTED ABOVE AND “FOR” EACH OF THE OTHER PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Stockholder Meeting to Be Held at 11:00 a.m. on July 19, 2021 (Hong Kong Time)

The Notice of Annual Meeting, proxy statement/prospectus and Annual Report on Form 10-K for fiscal year ended September 30, 2020 are available at http://onlineproxyvote.com/MOXC/

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Moxian, Inc.
PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, July 19, 2021, at 11:00 a.m., Hong Kong Time
Unit 911, Tower 2, Silvercord, 30 Canton Road

Tsimshatsui, Hong Kong SAR, China

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement/prospectus?

This proxy statement/prospectus describes the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place on Monday, July 19, 2021, at 11:00 a.m., Hong Kong Time, at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China.

Stockholders are being asked to consider and vote upon proposals to (i) elect the Director Nominees to the Board to serve one-year terms, (ii) ratify the selection of Centurion ZD CPA & Co. as our independent registered public accounting firm for fiscal year 2021, (iii) approve the adoption of the Merger Agreement, (iv) transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

This proxy statement/prospectus also gives you information on the proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement/prospectus and its appendixes.

In this proxy statement/prospectus, we refer to Moxian, Inc.as the “Company”, “we”, “us” or “our.”

Who can vote at this Meeting?

Stockholders who owned shares of our Common Stock on May 21, 2021 (the “Record Date”) may attend and vote at this Meeting. There were 19,341,529 shares of Common Stock outstanding on the Record Date. All shares of Common Stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant stockholders is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 27 of this Proxy Statement.

What is the proxy card?

The card enables you to appoint Hao Qinghu and Tan Wanhong as your representatives at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before this Meeting date just in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board recommend that I vote?

Our Board unanimously recommends that stockholders vote “FOR” each of the Director Nominees listed in proposal No. 1 and “FOR” each of proposals No. 2, 3 and 4.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Stockholder of Record/Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Securities Transfer Corporation, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement/prospectus; however, you will not be able to vote in person at the Meeting.

How do I vote?

If you were a stockholder of record of the Company’s Common Stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy. Each share of Common Stock that you own in your name entitles you to one vote, in each case, on the applicable proposals.

(1) You may submit your proxy by mail. You may submit your proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at this Meeting that is not on the proxy card.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	FOR each nominee for director;

●	FOR the selection of Centurion ZD CPA & Co. as our independent registered public accounting firm for fiscal year 2021;

●	FOR the approval of the adoption of the Merger Agreement;

●	According to the best judgment of Mr. Hao and Mr. Tan if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to any stockholder of record who wants to vote at the Meeting.

If I plan on attending the Meeting, should I return my proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement/prospectus, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelope provided herewith as soon as possible so your shares may be represented at the Meeting.

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May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

●	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting; or

●	attending this Meeting and voting in person.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each director and proposal presented to the stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at this Meeting.

What vote is required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

How many votes are required to ratify Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for fiscal year 2021?

The proposal to ratify the appointment of Centurion ZD CPA & Co. to serve as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required to approve the adoption of the Merger Agreement?

The proposal to approve the adoption of the Merger Agreement requires the affirmative vote of a majority of the votes properly cast in person or by proxy.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

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Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) reporting the voting results.

Who can help answer my questions?

You can contact Hao Qinghu or Tan Wanhong at +852 2961 4888 or by sending a letter to the offices of the Company at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China with any questions about proposals described in this proxy statement/prospectus or how to execute your vote.

QUESTIONS AND ANSWERS RELATING TO THE MERGER

What is the merger?

Under the Merger Agreement, the Company will merge with and into Moxian BVI, with Moxian BVI surviving the merger. Upon consummation of the merger, each issued and outstanding share of the Company’s common stock will be converted into the right to receive one ordinary share in Moxian BVI, which shares will be issued by Moxian BVI in connection with the merger. Following the merger, Moxian BVI will own and continue to conduct our business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. Moxian BVI will also be managed by the same Board of Directors and executive officers that manage the Company today.

Why does the Company want to engage in the merger?

The merger is part of a reorganization of the Company’s corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and provide us with other flexibility with respect to our business operations. Please see the section entitled “The Merger Agreement—Background and Reasons for the Merger.” However, there can be no assurance that following the merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized.” We also have incurred and will continue to incur transaction costs (the significant majority of which will have been incurred and expensed prior to your vote on the proposal). Please see the section entitled “Summary Pro Forma Financial Information” for a description of these transaction costs.

Will the merger affect current or future operations?

The merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our China business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to Moxian BVI’s jurisdiction of incorporation. Please see the section entitled “The Merger Agreement — Background and Reasons for the Merger.”

Is the merger taxable to me?

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Moxian BVI ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of Moxian BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Moxian BVI that are received in the merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Taxation — Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of Moxian BVI Ordinary Shares.”

THE TAX TREATMENT OF THE MERGER UNDER STATE LAW WILL DEPEND ON THE STATE. IT IS POSSIBLE THAT THE MERGER MAY BE TAXABLE UNDER THE TAX LAW OF SOME STATES, INCLUDING, FOR EXAMPLE, CALIFORNIA. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE ANNUAL MEETING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

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Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the merger?

No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the merger.

When do you expect to complete the merger?

If the adoption of the Merger Agreement is approved by our stockholders at the Annual Meeting, we anticipate that the merger will become effective on July 20, 2021 or such date subsequent thereto as permitted under BVI law, although the merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

What types of information and reports will Moxian BVI make available to shareholders following the merger?

Following completion of the merger, Moxian BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Moxian BVI will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes- Oxley Act, and, as long as the Moxian BVI’s ordinary shares are listed on the NASDAQ Stock Market, or NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Moxian BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Moxian BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	Moxian BVI may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	Moxian BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Moxian BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Moxian BVI will need to promptly furnish reports on Form 6-K any information that Moxian BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Moxian BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Moxian BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	Moxian BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	Moxian BVI will not be required to conduct advisory votes on executive compensation;

●	Moxian BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	Moxian BVI will not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	Moxian BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

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●	Moxian BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Moxian BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Moxian BVI securities, you may receive less information about Moxian BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Moxian BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three (3) years after the merger is effected. However, Moxian BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If Moxian BVI loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—The expected benefits of the merger and reorganization may not be realized” and “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—If Moxian BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Moxian BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Do I have to take any action to exchange my common stock and receive Moxian BVI ordinary shares?

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Moxian BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Moxian BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Moxian BVI ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in Moxian BVI’s register of members upon completion of the merger. Registered holders of Moxian BVI’s ordinary shares seeking to transfer Moxian BVI ordinary shares following the merger will be required to provide customary transfer documents required by Moxian BVI’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the time the merger becomes effective in the State of Nevada, or the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new Moxian BVI share certificates promptly following the merger. We will request that all the Company stock certificates be returned to Moxian BVI’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new Moxian BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s transfer agent is Securities Transfer Corporation, which will continue to serve as the transfer agent for Moxian BVI ordinary shares after the Effective Time.

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What happens to the Company Exercisable or Convertible Securities at the Effective Time of the merger?

At the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Convertible Securities”) shall be assumed by Moxian BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares in Moxian BVI as the holder of such Company Convertible Securities would have been entitled to receive had such holder exercised or converted such Company Convertible Securities in full immediately prior to the Effective Time (not taking into account whether such Company Convertible Securities was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and Moxian BVI shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Convertible Securities. Please see the section entitled “The Merger Agreement—Stock Compensation and Benefit Plans and Programs” for more information.

Can I trade my Company common stock before the merger is completed?

Yes. the Company common stock will continue trading on NASDAQ through the last trading day prior to the date of completion of the merger, which date of completion is expected to be July 20, 2021 (Hong Kong time) or such date subsequent thereto as permitted under BVI law.

After the merger, where can I trade my Moxian BVI ordinary shares?

We expect that as of the Effective Time, the Moxian BVI ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “MOXC.”

How will my rights as a shareholder of Moxian BVI change after the merger relative to my rights as a stockholder of the Company prior to the merger?

Because of differences between Nevada law and British Virgin Islands law and differences between the governing documents of the Company and Moxian BVI, we are unable to adopt governing documents for Moxian BVI that are identical to the governing documents for the Company, but we have attempted to preserve in the memorandum and articles of association of Moxian BVI the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under the Company’s bylaws and certificate of incorporation. For example, under the Company’s bylaws, a director must be elected by a plurality of the votes cast, meaning that the nominee who polls more votes than any other candidate is elected. This provision is preserved in the articles of association of Moxian BVI.

Nevertheless, Moxian BVI’s proposed memorandum and articles of association differ from the Company’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of Moxian BVI will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because the Company has a concentrated ownership structure with a few stockholders each holding more than five percent (5%) of the Company’s common stock. For further details on the security ownership of certain beneficial owners of the Company, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

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Additionally, as a foreign private issuer, Moxian BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger. Please see the sections entitled “Proposal 3 Approval of the Adoption of the Merger Agreement—The Merger Agreement—Background and Reasons for the Merger.”

SUMMARY

This summary highlights selected information regarding the merger from this Proxy Statement and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire Proxy Statement, including the Appendix. Please also see the section entitled “Where You Can Find Additional Information.” The Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement, contains the terms and conditions of the merger. The memorandum and articles of association of Moxian BVI will serve purposes substantially similar to the certificate of incorporation and bylaws of the Company. Copies of the memorandum and articles of association of Moxian BVI that will become effective upon consummation of the merger are attached to this Proxy Statement as Appendix B.

The Merger

The Parties to the Merger

The Company has been in the O2O (“Online-to-Offline”) business since the inception of the Company until the fiscal year ended September 30, 2018. We developed an online platform for small and medium sized enterprises (“SMEs”) with physical stores to conduct business online, interact with existing customers and obtain new customers. We developed products and services designed to allow our clients to conduct targeted advertising campaigns and promotions and attract potential customers.

On December 31, 2015, the Company entered into an Exclusive Partnership Agreement with Xinhua New Media Culture Communication Co. Ltd. (“Xinhua New Media”). Xinhua New Media is part of the Xinhua News Agency, the official news agency of China. Xinhua New Media has developed an App that has a user population in the region of 120 million, many of whom are government employees and senior executives of quasi-government bodies and agencies. Under the Agreement, the Company has the exclusive rights to operate the gaming channel on the Xinhua New Media app and can sell advertisement space on any part of the App.

The Company ceased its operations in the O2O business described above as of September 30, 2018, following the withdrawal of its strategic partner, the Shanghai Shewn Wine Company Limited. This part of its operations necessitated the deployment of a large sales force and the constant upgrading of its mobile application, in the face of intense competition in an industry dominated by a handful of larger, well capitalized players such as Alipay and WeChat. The Company decided to continue its operations in digital advertising but temporarily halt the operation of its App until its financial situation improved. The Company has since operated as a general agent for the Xinhua App, of which the Company had exclusive agreements to operate the Games Channel on its app.

Moxian BVI is a newly formed company incorporated under the laws of the BVI and currently a wholly owned subsidiary of the Company. Moxian BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. Following the merger, Moxian BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by Moxian Nevada and its subsidiaries.

The principal executive offices of both of the Company and Moxian BVI are located at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China, and the telephone number of the company is +852 2961 4888.

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The Merger

Under the Merger Agreement, Moxian Nevada will merge with and into Moxian BVI. Upon completion of the merger, Moxian BVI will own and continue to conduct the business that Moxian Nevada and its subsidiaries currently conduct, in substantially the same manner. As a result of the merger, our stockholders will own ordinary shares of Moxian BVI, a business company incorporated under the laws of the British Virgin Islands, rather than common stock in Moxian Nevada, a Nevada corporation. As a result of the merger, each outstanding share of Moxian Nevada’s common stock will be converted into the right to receive the same number of ordinary shares of Moxian BVI, which shares will be issued by Moxian BVI in connection with the merger. Our Board of Directors reserves the right to defer or abandon the merger. Please see the section entitled “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Background and Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the merger, our Board of Directors identified several potential benefits to our stockholders, which are described below under “The Merger Agreement—Background and Reasons for the Merger.” The merger is part of a reorganization of the Company’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the merger and reorganization.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.	the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.	the Moxian BVI ordinary shares to be issued pursuant to the merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, Moxian BVI or their subsidiaries to consummate the merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger and/or the Merger Agreement do not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger and/or the Merger Agreement. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger and/or the Merger Agreement. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

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Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger in respect of Moxian Nevada are compliance with U.S. federal and state securities laws, the NASDAQ rules and regulations and Nevada corporate laws.

Rights of Dissenting Stockholders

Under the Nevada Revised Statutes, or the NRS, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger

The merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

Tax Considerations

United States Tax Consequences of the Merger to Moxian Nevada and Moxian BVI

We expect that neither the Company nor Moxian BVI will incur U.S. income tax as a result of completion of the merger.

United States Taxation of Moxian Nevada Stockholders

Taxation of U.S. Holders. The merger should be characterized for U.S. federal income tax purposes as either a tax-free merger or a transaction qualifying under Section 351 of the Internal Revenue Code of 1986, or the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Moxian BVI ordinary shares in exchange for Moxian Nevada’s common stock. The aggregate tax basis in the ordinary shares of Moxian BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in Moxian Nevada’s common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Moxian BVI that are received in the merger generally should include such U.S. holder’s holding period for the common stock of Moxian Nevada surrendered.

Taxation of Non-U.S. Holders. The holders of Moxian Nevada’s common stock who are treated as foreign persons for U.S. federal income tax purposes, including holders who hold directly and constructively more than 5% of the outstanding the Company common stock, will not recognize taxable gain or loss on their the Company common stock for U.S. federal income tax purposes.

Please see the section entitled “Taxation” for further information regarding material tax consequences relating to the merger and the ownership and disposition of Moxian BVI Ordinary Shares.

Other Information

Ownership in Moxian BVI

Moxian Nevada’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Moxian BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Moxian BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Moxian BVI ordinary shares registered in their respective names. Any attempted transfer of Moxian Nevada’s stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in Moxian BVI’s register of members upon completion of the merger. Registered holders of Moxian BVI’s ordinary shares seeking to transfer Moxian BVI ordinary shares following the merger will be required to provide customary transfer documents required by Moxian BVI’s transfer agent to complete the transfer.

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If you hold Moxian Nevada’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, Moxian Nevada’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold Moxian Nevada’s common stock in certificated form, you may exchange your stock certificates for new Moxian BVI share certificates promptly following the merger. We will request that all Moxian Nevada’s stock certificates be returned to the Company’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our transfer agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new Moxian BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Comparison of Rights of Stockholders/Shareholders

The principal attributes of Moxian Nevada’s common stock and Moxian BVI’s ordinary shares will be similar. However, there are differences between the rights of stockholders under the Nevada Revised Statutes and the rights of shareholders under British Virgin Islands law. In addition, there are differences between the provisions of Moxian Nevada’s certificate of incorporation and bylaws and Moxian BVI’s memorandum and articles of association, as explained further below in this Proxy Statement. Please see the sections entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Your rights as a stockholder of the Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of Moxian Nevada under applicable laws and the Company certificate of incorporation and bylaws”.

Stock Exchange Listing

It is a condition to the completion of the merger that the ordinary shares of Moxian BVI will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the Moxian BVI ordinary shares will be authorized for listing on NASDAQ Capital Market under the symbol “MOXC.”

Market Price

The closing price per share of the Company common stock on NASDAQ was $16.93 on May 27, 2021, the last trading date immediately preceding public announcement of the proposed merger.

Recommendation and Required Vote

Our Board of Directors has unanimously determined that the reorganization, to be effected by the merger, is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the merger and the Merger Agreement. The Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement.

Annual Meeting of Stockholders

You can vote at the Annual Meeting if you owned the Company common stock at the close of business on May 21, 2021, the Record Date. As of May 21, 2021, there were 19,341,529 shares of the Company common stock outstanding and entitled to vote. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of the Company common stock entitled to vote at the Annual Meeting. As of the Record Date, our directors and executive officers and their affiliates owned, in the aggregate, approximately 1,301,703 of such shares, representing ownership of approximately 6.73% of the outstanding shares of the Company common stock as of that date. These shares are included in the number of shares entitled to vote at the Annual Meeting.

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Risk Factors

There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the merger, including the following:

●	Your rights as a shareholder of Moxian BVI will change relative to your rights as a stockholder of the Company as a result of the merger and you may not be afforded as many rights as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

●	As a result of different shareholder voting requirements in the British Virgin Islands relative to Nevada, we may have less flexibility with respect to our ability to amend our constitutional documents and enter into certain business combinations than we now have;

●	As a foreign private issuer, Moxian BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about Moxian BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws;

●	The enforcement of civil liabilities against Moxian BVI may be more difficult; and

●	The expected benefits of the merger and reorganization may not be realized because the achievement of the benefits are subject to factors that we do not control, such as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The risks are discussed more fully in the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization” following this Proxy Statement.

Summary Pro Forma Financial Information

A pro forma condensed consolidated balance sheet for Moxian BVI is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of the Company to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “The Merger Agreement—Accounting Treatment of the Merger.”

A pro forma condensed consolidated statement of operations for Moxian BVI is not presented in this Proxy Statement because there are no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of the Company to give effect to the transaction.

Reference is made to the consolidated financial statements of the Company, including the notes to the financial statements, in the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, which is incorporated by reference into this Proxy Statement. Please refer to the section in this Proxy Statement entitled “Where You Can Find Additional Information.”

We estimate that the costs incurred in connection with the merger and re-domicile will amount to approximately $80,000, with the significant majority having been incurred prior to your vote on the proposal. The transaction costs have been or will be reflected in general and administrative expense in our condensed consolidated statement of operations in the period incurred.

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RISK FACTORS AND CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In considering whether to vote in favor of the proposal to adopt the Merger Agreement in connection with the merger, you should consider carefully the following risks or investment considerations, in addition to the other information in this Proxy Statement. In addition, please note that this Proxy Statement contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this Proxy Statement that we expect to achieve as a result of the merger and reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this Proxy Statement or in the documents incorporated by reference. Any forward-looking statements in this Proxy Statement reflect only expectations that are current as of the date of this Proxy Statement or the date of any document incorporated by reference in this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

Set forth below, we have identified the factors, among others, that you should consider before making a decision on whether or not to vote in favor of the proposal to adopt the Merger Agreement, and we have identified certain of the risks that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Risks Relating to the Merger and Reorganization

Your rights as a stockholder of The Company will change as a result of the merger and you may not be afforded as many rights as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of The Company under applicable laws and the Company certificate of incorporation and bylaws.

The corporate affairs of Moxian BVI are governed by the memorandum and articles of association of Moxian BVI, the BVI Business Companies Act, 2004 (as amended) of the BVI, or the BVI Act, and the common law of the BVI. Although we have attempted to preserve in the memorandum and articles of association of Moxian BVI the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under Moxian Nevada’s bylaws and articles of incorporation, because of differences between Nevada law and BVI law and differences between the governing documents of Moxian Nevada and Moxian BVI, your rights as a shareholder in Moxian BVI will not be the same as your rights as a stockholder in Moxian Nevada. The following are some examples:

Under the NRS, a stockholder may bring a derivative suit provided the requirements to do so under the NRS have been met. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of shareholders and the fiduciary responsibilities of directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in Nevada. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states (including Nevada) have more fully developed and judicially interpreted bodies of corporate law.

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Moxian BVI, as a BVI company, may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of Moxian BVI being more limited than those of stockholders of Moxian Nevada would be. Accordingly, Moxian BVI shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against Moxian BVI judgments of courts in the U.S. based on certain liability provisions of U.S. securities law, and to impose liabilities against Moxian BVI, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature.

Under the laws of the BVI, there is some statutory law for the protection of minority shareholders under the Act. The principal protection under statutory law is that shareholders may bring an action to enforce a BVI company’s memorandum and articles of association. The BVI Act sets forth the procedure to bring such a claim. Shareholders of a BVI company are entitled to have the affairs of the BVI company conducted in accordance with the general law and the memorandum and articles of association. BVI companies are not obligated to appoint an independent auditor and shareholders are not entitled to receive the audited financial statements of the BVI company.

There are common law rights for the protection of shareholders that may be invoked (such rights have also now been given statutory footing under the BVI Act), largely dependent on English company law, since the common law of the BVI for companies incorporated under the BVI Act is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts may grant relief. Generally, the areas in which the courts may intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of Nevada.

The BVI Act has introduced a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for shareholders’ remedies have also been incorporated into the BVI Act – where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may now apply to the BVI court for an order on such conduct. Any shareholder of a company may apply to the BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10%, or fewer of the issued shares of the company required by the holders of 90%, or more of the shares of the company pursuant to the terms of the BVI Act; and (e) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

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For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of Moxian Nevada against your rights as an ordinary shareholder of Moxian BVI under the section entitled “Differences in Corporate Law.”

The laws of the British Virgin Islands may not provide Moxian BVI shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

The corporate affairs of Moxian BVI are governed by the memorandum and articles of association of Moxian BVI, the BVI Act and the common law of the BVI. The rights of shareholders to take action against Moxian BVI’s directors, actions by minority shareholders and the fiduciary responsibilities of Moxian BVI’s directors to Moxian BVI under BVI law are to a large extent governed by the common law of the BVI. The common law in the BVI is derived in part from comparatively limited judicial precedent in the BVI and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the BVI. The rights of Moxian BVI’s shareholders and the fiduciary responsibilities of its directors, although clearly established under BVI law, are only partly specifically prescribed in statute and so may be less fully prescribed in statute than they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the BVI has a different body of securities laws relative to the United States. Therefore, Moxian BVI’s shareholders may have more difficulty protecting their interests in the face of actions by Moxian BVI’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of BVI companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The BVI courts are also unlikely to impose liability against Moxian BVI, in original actions brought in the BVI, based on certain civil liabilities provisions of U.S. securities laws. Please see the section entitled “Enforceability of Civil Liabilities.”

The expected benefits of the merger and reorganization may not be realized.

We have presented in this Proxy Statement the anticipated benefits of the merger and reorganization. Please see the section entitled “The Merger Agreement—Background and Reasons for the Merger.” We cannot be assured that all of the goals of the merger and reorganization will be achievable, and some or all of the anticipated benefits of the merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, Moxian BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about Moxian BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.

Following the completion of the merger, Moxian BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Moxian BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the Moxian BVI’s ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Moxian BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Moxian BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	Moxian BVI may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

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●	Moxian BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Moxian BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Moxian BVI will need to promptly furnish reports on Form 6-K any information that Moxian BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Moxian BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Moxian BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	Moxian BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	Moxian BVI will not be required to conduct advisory votes on executive compensation;

●	Moxian BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	Moxian BVI will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	Moxian BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Moxian BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Moxian BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Moxian BVI securities, you may receive less information about Moxian BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Moxian BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, Moxian BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

If Moxian BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Moxian BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the merger, Moxian BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, Moxian BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Moxian BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—As a foreign private issuer, Moxian BVI will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about Moxian BVI as you did about the Company and you may not be afforded the same level of protection as a shareholder of Moxian BVI under applicable laws and the Moxian BVI memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company certificate of incorporation and bylaws.” While Moxian BVI is expected to qualify as a foreign private issuer following the completion of the merger, if Moxian BVI fails to qualify as a foreign private issuer upon completion of the merger, or loses its status as a foreign private issuer at some future time, Moxian BVI will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

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If we prepare our financial statements in accordance with IFRS following the merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect Moxian BVI, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or British Virgin Islands, could adversely affect the tax consequences of the merger to Moxian BVI and its shareholders and/or our effective tax rates (whether associated with the merger or otherwise). While the merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against Moxian BVI may be more difficult.

After the merger, all of our executive officers and our directors will reside outside of the United States. As a result, it may be more difficult to serve legal process within the United States upon any of these persons and it may also be difficult to enforce, both in and outside of the United States, judgments you may obtain in the U.S. courts against these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Because Moxian BVI is a British Virgin Islands corporation, investors could also experience more difficulty enforcing judgments obtained against Moxian BVI in U.S. courts than would currently be the case for U.S. judgments obtained against the Company. In addition, it may be more difficult (or impossible) to bring some types of claims against Moxian BVI in British Virgin Islands courts than it would be to bring similar claims against a U.S. company in a U.S. court.

The market for Moxian BVI shares may differ from the market for the Company shares.

Although it is anticipated that the Moxian BVI ordinary shares will be authorized for listing on NASDAQ under the symbol “MOXC,” as a company incorporated under the laws of the British Virgin Islands, shares of Moxian BVI may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the Moxian BVI shares from those of the Company shares.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the merger.

We expect a total of approximately $80,000  in transaction costs in connection with the merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the British Virgin Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, proxy solicitation fees and financial printing expenses in connection with the merger, even if the merger is not approved or completed. Please see the section entitled “Summary Pro Forma Financial Information” for more information regarding these transaction costs.

The merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

Our Board of Directors may choose to defer or abandon the merger.

Completion of the merger may be deferred or abandoned, at any time, by action of our Board of Directors, whether before or after the Annual Meeting. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the Annual Meeting, our Board of Directors may defer completion either before or for a significant time after the Annual Meeting or may abandon the merger because of, among other reasons, changes in existing or proposed laws, our determination that the merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, a dispute with the taxation authorities over the merger (or certain aspects thereof), an unexpected increase in the cost to complete the merger or any other determination by our Board of Directors that the merger would not be in the best interests of the Company or its stockholders or that the merger would have material adverse consequences to the Company or its stockholders.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

Information Regarding the Company’s Directors and Nominees

A brief biography of each Director follows. Our Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has nominated five Directors for election to be on the Board of Directors for a one-year term expiring in 2022 or until their successors are duly elected and qualified. You are asked to vote for these nominees to serve members of the Board of Directors. All candidates for the Board have consented to serve if elected.

Hao Qinghu

Age — 59

Director since 2016

Mr. Hao Qinghu has more than 20 years of experience in managing business operations and business strategy. Since September, 2015 he has been the General Manager of Moxian Beijing — a subsidiary of Moxian, Inc., in charge of Moxian Beijing’s overall operations. From June 2014 until September 2015, Mr. Hao was a Deputy General Manager of Xinhua Huamei Investment Management Co., Ltd. From 2005 until May 2014, Mr. Hao was a General Manager of Shandong Debang Construction Science and Technology Co., Ltd, where he was responsible for day to day operations and business development. Mr. Hao received his EMBA from Tsinghua University. Mr. Hao was a board appointee of Xinhua Huifeng Equity Centre (Limited Partnership). The Board of Directors believes that Mr. Hao should serve as a Director of the Company based on his extensive experience in PRC company management.

Lionel Choong Khuat Leok

Age — 58

Director since 2019

Mr. Lionel Choong has been a director of the Company since 2019. Mr. Choong serves as a board advisor and a director for Really Sports Co, a consultant and acting CFO for Global Regency Ltd (an electronic retail company), an acting CFO for Weyland Tech Inc. (a mobile application OTCQX listed company), a consultant for Zenith Professionals Ltd (a corporate advisory company) and a director for Willing Co., Ltd. (a private holding company). Mr. Choong obtained his Bachelor of Arts in Accountancy from London Guildhall University, United Kingdom in 1984 and Master of Business Administration from Northwestern University, Kellogg School of Management and The Hong Kong University of Science and Technology in 2002. The Board has determined that Mr. Choong is well-qualified to serve as an Independent Director of the Registrant based on his wide range of experience in a variety of senior financial positions with companies in Hong Kong, the People’s Republic of China, the United Kingdom and the United States.

William Yap Guan Hong

Age — 56

Director since 2019

Mr. William Yap has been a director of the Company since 2019. He has over 30 years of working experience in corporate finance, investment management and business development. Mr. Yap is currently the Chief Financial Officer of 8i Enterprises Acquisition Corporation which is listed on Nasdaq. Mr. Yap was a Director in Singapore Telecoms from 1998 to 2001, overseeing various portfolios, including Regional Internet Investment and Business Marketing. He then joined the Ascendas Group, a subsidiary of the Jurong Town Hall Corporation, the largest industrial land developer in Singapore with an asset base of more than US$1 billion, as its Executive Vice-President (New Business). In 2004, he founded the Newton Group of Companies, based in Shanghai, focusing on business opportunities in the education and training sectors in China. Between 2006-2011, he was responsible for originating proprietary private equity and venture deals in China for investment funds in Singapore (Hupomone Capital Partners (Singapore) Pte Ltd (2009-2011) and Evia Capital Partners Pte Ltd (2006-2009)). Between 2016-2019, he was the Head of Investment Banking Division of Shanghai Pingmei Shenma Finance Leasing Private Limited. Mr. Yap obtained his Bachelor of Arts (Physics) (Hons – 2nd Upper) and Master of Arts from the University of Oxford, United Kingdom. He is also a Chartered Financial Analyst (CFA). The Board believes that Mr. William Yap should serve as an Independent Director of the Company based on his extensive experience in corporate finance, investment management and business development.

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Wendy Wang Yingjie

Age — 44

Director since 2019

Ms. Wendy Wang has been the President and Chief Executive Officer of Wetland Media, Inc in USA since July 2016. She is also a director of Dinghaoyicheng Technology (Shanghai) Ltd. Co. Ms. Wang was the Chief Executive Officer of BZM Innovation Technology, a Fin-tech investment company funding from a Chinese private corporate fund from November 2014 to June 2016. From October 2011 to October 2014, Ms. Wang was a business partner at Shiatang Technology, where she was responsible for the operation and business strategy. From October 2006 to October 2011, Ms. Wang was the business development director of Lionbridge Technologies, Inc. (NASDAQ: LIOX) where she planned and implemented project initiatives for projects and clients. Ms. Wang received her Master’s degree in Scientific, Technical and Medical Translation with Translation Technology from Imperial College in UK in 2004, and her Bachelor’s degree in Foreign Languages, Literatures and International Business from Tianjin Foreign Languages University in China in 1998. The Board believes that Ms. Wang should serve as an Independent Director of the Company based on her extensive experience in the fin-tech and media industry.

Zhao Yahui

Age – 31

Director since April 2021

Ms Zhao Yahui obtained a Master’s degree in Financial Management from Loughborough University in the United Kingdom in 2013, having first graduated with a Bachelor’s Degree in Hospitality and Travel Management from the Florida International University in June 2010. From August 2013 to December 2014, she worked as the Executive Assistant to the Chairman of Yangtai Chengxin Group where she was involved in group investments and M&A related work. From June 2015 to the present, she is the Head of Department at Baidahuang Cultural Tourism Co. Ltd. where she is responsible for market development and foreign investment and co-operation. The Board believes that Ms. Zhao should serve as an independent director of the Company based on her experience.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities or commodities laws, any laws respecting financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud in connection with any business entity or been subject to any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization, except for matters that were dismissed without sanction or settlement. None of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

The Board of Directors has reviewed the independence of our directors, applying the NASDAQ independence standards. Based on this review, the Board of Directors determined that each of Lionel Choong, Wendy Wang, William Yap and Yahui Zhao are independent within the meaning of the NASDAQ rules. In making this determination, our Board of Directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

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Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, the size of the Company as well as Mr. Hao’s experience and tenure of having been Chairman and Chief Executive Officer, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans. We have not appointed a lead independent director for our Board of Directors, because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board.

Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal audit function and the Company’s ethics programs, including the Codes of Business Conduct. The Audit Committee members meet separately with representatives of the independent auditing firm and the Company’s internal audit group; and

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Vote Required

Proposal No. 1 will be approved by a plurality of the total votes properly cast in person or by proxy at the Meeting by the holders of Common Stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the election to the Board of all of the nominees described in this Proposal No. 1.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

What if a nominee is unwilling or unable to serve?

The nominees listed in the Proxy Statement have agreed to serve as directors if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

All directors hold office until the expiration of their respective terms or until their successors have been duly elected and qualified. There are no family relationships among our directors or executive officers. Officers are elected by and serve at the discretion of the Board of Directors. Our non-employee directors on our Board of Directors receive the amounts set forth in their appointment letters, which vary between $0 and $60,000 annually.

DIRECTOR COMPENSATION

Name	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)(4)	Option Awards ($)	All Other Compensation ($)	Total ($)
Qinghu Hao	2020	$		$60,000	$-	$-	$60,000
Lionel Choong	2020			36,000	-	-	36,000
William Yap	2020			13,500	-	-	13,500
Dr. David Cheang (1)	2020			13,500	-	-	13,500
Wendy Wang	2020		13,500		-	-	13,500
James Tan (2)	2020		-		-	-	-
Yahui Zhao (3)	2020		-		-	-	-

(1) Dr. David Cheang resigned as a member of the Board effective February 28, 2021.

(2) James Tan resigned as a member of the Board effective February 28, 2021.

(3) Yahui Zhao was appointed as a member of the Board on April 1, 2021.

(4) Director compensation was paid in shares in lieu of cash compensation.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that its independent directors are deemed to be independent under the definition of independence provided by NASDAQ Listing Rule 5605(a)(2).

What role does the Corporate Governance and Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Corporate Governance and Nominating Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Corporate Governance and Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Corporate Governance and Nominating Committee’s charter is available on the Company’s website at www.moxianglobal.com under Investor Relations and in print upon request. The Corporate Governance and Nominating Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

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Are the members of the Corporate Governance and Nominating Committee independent?

Yes. All members of the Corporate Governance and Nominating Committee have been determined to be independent by the Board of Directors.

How does the Corporate Governance and Nominating Committee identify and evaluate nominees for director?

The Corporate Governance and Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Corporate Governance and Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting. The Corporate Governance and Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management. The Corporate Governance and Nominating Committee does not have a specific policy in place with regard to the consideration of diversity when identifying director nominees; however, the Corporate Governance and Nominating Committee does consider diversity of opinion and experience when nominating directors.

What are the Corporate Governance and Nominating Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Corporate Governance and Nominating Committee will consider all candidates recommended by shareholders. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China:

●	a recommendation that identifies the name and address of the shareholder and the person to be nominated;
●	the written consent of the candidate to serve as a director of the Company, if elected;
●	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and
●	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

If the candidate is to be evaluated by the Corporate Governance and Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Corporate Governance and Nominating Committee:

●	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
●	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
●	A director must have a record of professional accomplishment in his or her chosen field; and
●	A director must be prepared and able to participate fully in Board activities, including membership on committees.

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What other considerations does the Corporate Governance and Nominating Committee consider?

The Corporate Governance and Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors

c/o Secretary

Unit 911, Tower 2, Silvercord, 30 Canton Road

Tsimshatsui, Hong Kong SAR, China

Does the Company have a Code of Business Ethics and Conduct?

The Company has adopted a Code of Business Ethics and Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Business Ethics and Conduct is available on the Company’s web site at www.moxianglobal.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Business Ethics and Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in 2020?

Our Board held eight meetings and acted by unanimous written consent four times in connection with matters related to the fiscal year ended September 30, 2020. The Board invites, but does not require, directors to attend the annual meeting of shareholders.

What are the committees of the Board?

During fiscal 2020, the Board of Directors had standing Audit, Corporate Governance and Nominating, and Compensation Committees. The members of each of the Committees, their principal functions and the number of meetings held during the year ended September 30, 2020 are shown below.

Compensation Committee

The members of the Compensation Committee are:

Wendy Wang

William Yap

Lionel Choong

The Compensation Committee did not hold any meetings during the year ended September 30, 2020. The Compensation Committee’s charter is available on the Company’s website at www.moxianglobal.com under Investor Relations and in print upon request. The Compensation Committee’s principal responsibilities include:

●	Making recommendations to the Board of Directors concerning executive management organization matters generally;
●	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers;

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●	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;
●	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and
●	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:

Lionel Choong

Wendy Wang

William Yap

The Audit Committee held four meetings during the year ended September 30, 2020. All members of the Audit Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. Our Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Company believes that Mr. Choong Khuat Leok qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

● Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company;

● Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

● Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Audit Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

● Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

● Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

● Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

● Review accounting and financial human resources and succession planning within the Company;

● Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

● Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

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The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are:

William Yap

Wendy Wang

Lionel Choong

The Corporate Governance and Nominating Committee did not hold any meetings during the fiscal year ended September 30, 2020. All members of the Corporate Governance and Nominating Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Corporate Governance and Nominating Committee undertakes to:

● Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

● Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;

● Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;

● Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

● Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

● Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Moxian, Inc., Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

EXECUTIVE OFFICERS

Hao Qinghu

Chief Executive Officer

Age — 59

Mr. Hao Qing Hu has more than 20 years of experience in managing business operations and business strategy. Since September, 2015 he has been the General Manager of Moxian Beijing — a subsidiary of Moxian, Inc., in charge of Moxian Beijing’s overall operations. From June 2014 until September 2015, Mr. Hao was a Deputy General Manager of Xinhua Huamei Investment Management Co., Ltd. From 2005 until May 2014, Mr. Hao was a General Manager of Shandong Debang Construction Science and Technology Co., Ltd, where he was responsible for day to day operations and business development. Mr. Hao received his EMBA from Tsinghua University. Mr. Hao was a board appointee of Xinhua Huifeng Equity Centre (Limited Partnership).

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Tan Wanhong

Chief Financial Officer

Age — 67

Mr. Tan Wanhong has served as our Chief Financial Officer since July 25, 2016. Mr. Tan trained with Grant Thornton in Liverpool, UK and was admitted as an Associate of the Institute of Chartered Accountants (England and Wales) in 1980. He started his working career with KPMG Kuala Lumpur in 1981 and was promoted to be the Resident Manager of the Penang Office. In 1983, Mr. Tan joined one of his clients, Island & Peninsular as the Group Financial Controller before leaving for Sime Darby, Malaysia’s largest Asian-based conglomerate in 1986. He had a successful career with Sime Darby, holding various senior positions over a span of 18 years but left in 2004 following a reorganization of the group. In 2007, Mr. Tan joined Hong Leong Asia, Singapore on a specific assignment in China which he completed in 2009. He then took the post of Head of Investor Relations with 361 Degrees International, a Mainland sportswear group listed on the Stock Exchange of Hong Kong and spent the next six years as the spokesman of the Group to the international financial community.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

Employment Agreement with Mr. Hao Qinghu

Mr. Hao does not have an employment agreement with the Company.

Employment Agreement with Mr. Tan Wanhong

On July 25, 2016, Moxian HK entered into an agreement with Mr. Tan Wanhong to serve in the role of Chief Financial Officer. Pursuant to the terms of such employment agreement, Mr. Tan’s monthly base salary is RMB 40,000 (approximately $6,000). The employment agreement may be terminated by either party by giving one month’s prior written notice, or payment in lieu of appropriate notice. Mr. Tan’s employment may be terminated immediately without notice or payment in lieu, if among other things, Mr. Tan conducts himself in a way that is inconsistent with the due and faithful discharge of his duties. The Company shall reimburse Mr. Tan for all reasonable out of pocket expenses in connection with travel, entertainment and other expenses incurred in the performance of his duties. The payment in lieu of notice of termination is calculated as one month’s salary equal to RMB 40,000 (approximately $6,000).

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Set forth below is information regarding the compensation paid during the year ended September 30, 2020 and 2019 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this annual report.

Name and Principal Position	Year	Salary ($)	Fee ($)	Total ($)

Tan Wanhong	2020	68,500	0	68,500
Chief Financial Officer	2019	69,802	0	69,802

Hao Qinghu(1)	2020	0	60,000	60,000
CEO	2019	0	60,000	60,000

(1)	Mr. Hao Qing Hu did not receive a salary as a senior executive of the Company from September 29, 2017 to date. He received compensation for serving as a director and Chairman of the Board.

We had no outstanding equity incentive awards during the year ended September 30, 2020 or September 30, 2019.

Currently, there is no equity compensation plan in place.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 21, 2021 for our officers, directors, director nominees and 5% or greater beneficial owners of common stock. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

The percentage ownership information shown in the table below assumes that there were 19,341,529 shares of common stock outstanding as of May 21, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers and Directors

Hao Qinghu (1)
Director and CEO	837,602	4.33%

He Weisu (2)
Manager	409,501	2.12%

Wendy Wang Yingjie Independent Director	-	-

Lionel Choong Khuat Leok Independent Director	36,000	*

William Yap Independent Director	18,600	*

Zhao Yahui Independent Director	-	-

Tan Wanhong Chief Financial Officer	-	-

All officers and directors as a group (7 persons named above)	1,301,703	6.73%

* Less than 1% of our outstanding shares.

(1)	Hao Qinghu is a partner in Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) which is a registered shareholder of 409,502 shares and is an affiliate of Hao Qinghu. Hao Qinghu also beneficially owned 428,100 shares which is registered in the name of a nominee.

(2)	He Weisu is a manager in Beijing Moxian and the Managing Partner of Beijing Xinhua Huifeng Investment Center (Limited Partnership). He is also an affiliate of Hao Qinghu.

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5% Securities Holders
Global Innovative Investment Group Limited	1,983,000	10.25%
Yang Ke	1,700,000	8.79%
Chen Xia Ling	1,000,000	5.17%
Fu An Ren	1,000,000	5.17%
8i Capital Limited	1,000,000	5.17%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and stockholders owning more than ten percent of our equity securities also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we cannot be certain that Section 16(a) filing requirements were timely as of the date of this report.

Certain Relationships and Related Transactions

There are no transactions since October 1, 2018, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year-end for the last two completed fiscal years, and to which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or void-able if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our Company.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT registered public accounting firm

(ITEM 2 ON THE PROXY CARD)

The Audit Committee has selected Centurion ZD & Co. (“Centurion”) to serve as the independent registered public accounting firm of the Company for the fiscal years ending September 30, 2021.

We are asking our stockholders to ratify the selection of Centurion as our independent registered public accounting firm. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

We have been advised by Centurion that neither the firm nor any of its associates had any relationship with our Company other than the usual relationship that exists between independent registered public accountant firms and their clients during the last fiscal year. Representatives of Centurion are not expected to attend the Meeting in person and therefore are not expected to be available to respond to any questions. As a result, representatives of Centurion will not make a statement at the Meeting.

What am I voting on?

A proposal to ratify the appointment of Centurion as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021 (“Fiscal Year 2021”). The Audit Committee of the Board of Directors has appointed Centurion ZD CPA & Co to serve as the Company’s Fiscal Year 2021 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of Centurion be ratified by shareholders.

Has the Company changed its independent registered public accounting firm during its two most recent fiscal years?

No. Centurion served as the Company’s independent registered public accountant for the past two fiscal years.

What services does Centurion ZD CPA & Co provide?

Audit services provided by Centurion for Fiscal Year 2021 will include the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC.

What if this proposal is not approved?

If the appointment of Centurion is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

Centurion’s fees for the annual audit of our financial statements were $77,714 and $93,750 for the 2020 and 2019 fiscal years, respectively.

Audit Related Fees

The Company has not paid Centurion for audit-related services in each of the 2020 and 2019 fiscal years.

Tax Fees

The Company has not paid Centurion for tax services in each of the 2020 and 2019 fiscal years.

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All Other Fees

The Company has not paid Centurion for any other services in each of the 2020 and 2019 fiscal years.

Audit Committee Pre-Approval Policies

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our Audit Committee to assure that such services do not impair the auditors’ independence from us. Before Centurion was engaged by the Company to render audit or non-audit services, the engagement was approved by the Company’s audit committee. All services rendered by Centurion have been so approved.

Percentage of Hours

The percentage of hours expended on the principal accountants’ engagement to audit our consolidated financial statements for Fiscal Year 2020 that were attributed to work performed by persons other than Centurion ZD CPA & Co.’s full-time permanent employees was zero percent.

Vote Required

Proposal No. 2 (the ratification of the appointment of Centurion to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2021) will be approved if a majority of the total votes properly cast in person or by proxy at the Meeting by the holders of common stock vote “FOR” the proposal. Abstentions and broker non-votes will have no effect on the result of the vote.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Centurion as the independent registered public accountants of the Company.

Recommendation of the Board

The Board unanimously recommends that you vote all of your shares “FOR” the ratification of Centurion ZD CPA & Co. as independent registered public accountants as described in this Proposal No. 2.

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AUDIT COMMITTEE REPORT

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year ended September 30, 2020 for filing with the SEC.

Lionel Choong

Wendy Wang

William Yap

The information contained in this Proxy Statement with respect to the Audit Committee’s report above and the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Who served on the Audit Committee of the Board of Directors during fiscal year 2020?

The members of the Audit Committee as of September 30, 2020 were Lionel Choong, Wendy Wang and William Yap. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. Lionel Choong currently serves as Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.moxianglobal.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During fiscal 2020, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of the Company’s independent registered public accounting firm, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

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What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Audit Committee under its charter. The Audit Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors, material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2020?

The Audit Committee has:

●	reviewed and discussed the audited financial statements with the Company’s management; and
●	discussed with Centurion, the Company’s independent registered public accounting firm for the 2020 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from Centurion the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Centurion about its independence. The Audit Committee has concluded that Centurion is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2020?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for fiscal 2020.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2020

The Audit Committee has reviewed and discussed the fees paid to Centurion during 2020 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.”

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Lionel Choong, (Chair), Wendy Wang and William Yap.

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PROPOSAL NO. 3
APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

(ITEM 3 ON THE PROXY CARD)

The Merger Agreement

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A and incorporated by reference into this Proxy Statement. We encourage you to read the Merger Agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the Annual Meeting provides for a merger that would result in your shares of the Company common stock being converted into the right to receive an equal number of ordinary shares in Moxian BVI, a business company incorporated under the laws of the British Virgin Islands. Under the Merger Agreement, Moxian BVI, a wholly owned subsidiary of the Company, will merge with and into the Company, with Moxian BVI surviving the merger. If the Merger Agreement is adopted by the stockholders, we anticipate that the merger will become effective on July 20, 2021 or such date subsequent thereto as permitted under BVI law. Following the merger, Moxian BVI will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the merger, you will own an interest in Moxian BVI, which will be managed by the same Board of Directors and executive officers that managed the Company immediately prior to the merger. Additionally, the consolidated assets and employees of Moxian BVI will be the same as those of the Company immediately prior to the merger.

The Parties to the Merger

The Company has been in the O2O (“Online-to-Offline”) business since its inception until the fiscal year ended September 30, 2018. We developed an online platform for small and medium sized enterprises (“SMEs”) with physical stores to conduct business online, interact with existing customers and obtain new customers. We developed products and services designed to allow our clients to conduct targeted advertising campaigns and promotions and attract potential customers.

On December 31, 2015, the Company entered into an Exclusive Partnership Agreement with Xinhua New Media Culture Communication Co. Ltd. (“Xinhua New Media”). Xinhua New Media is part of the Xinhua News Agency, the official news agency of China. Xinhua New Media has developed an App that has a user population in the region of 120 million, many of whom are government employees and senior executives of quasi-government bodies and agencies. Under the Agreement, the Company has the exclusive rights to operate the gaming channel on the Xinhua New Media app and can sell advertisement space on any part of the App.

The Company ceased its operations in the O2O business described above as of September 30, 2018, following the withdrawal of its strategic partner, the Shanghai Shewn Wine Company Limited. This part of its operations necessitated the deployment of a large sales force and the constant upgrading of its mobile application, in the face of intense competition in an industry dominated by a handful of larger, well capitalized players such as Alipay and WeChat. The Company decided to continue its operations in digital advertising but has halted the operation of its App. The Company has since continued as a general agent for the Xinhua App, and is also the exclusive operator of its Games Channel.

Moxian BVI is a newly formed business company incorporated under the laws of the British Virgin Islands. A business company under the laws of the British Virgin Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the British Virgin Islands that it conducts its operations mainly outside of the British Virgin Islands and is as a result exempted from complying with certain provisions of the British Virgin Islands Companies Act, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the British Virgin Islands. Moxian BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the merger. As mentioned above, following the merger, Moxian BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

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The principal executive offices of each of the Company and Moxian BVI are located at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China 100190, and the telephone number of each company is +852 2961 4888.

Background and Reasons for the Merger

We believe the merger, which would change our place of incorporation from the United States to the British Virgin Islands, is consistent with our international corporate strategy and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

Our growth corporate strategy has been focused on major developing economies such as China. Our corporate objective has been to enhance the competitive position and market share of our online platform and online gaming business with attractive growth potential in selective geographic markets. To achieve this goal, our strategy has been focused on our core strengths and aligned with product offerings in the major developing economies, primarily China.

Our customers have been primarily based in China. We intend to foster a very close relationship with our clients in the principal cities of Beijing and Shanghai in order to achieve maximum output and benefits.

We currently have no business operations in the United States, and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and thereby reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of the British Virgin Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China are incorporated in the British Virgin Islands and as a result many of our current and potential strategic partners have substantial experience doing business with British Virgin Islands companies and corporate structures. We also believe that being incorporated in the British Virgin Islands could provide us with additional flexibility to pursue listings on international stock exchanges, such as the Hong Kong Stock Exchange, should we desire to do so in the future. For example, we understand that historically the companies that have been accepted for listing on the Hong Kong Stock Exchange have generally been domiciled in China, Hong Kong, the British Virgin Islands or the Cayman Islands.

As noted, following the completion of the merger, Moxian BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. Moxian BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as Moxian BVI’s ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Moxian BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Moxian BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	Moxian BVI may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	Moxian BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Moxian BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Moxian BVI will need to promptly furnish reports on Form 6-K any information that Moxian BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Moxian BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Moxian BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

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●	Moxian BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	Moxian BVI will not be required to conduct advisory votes on executive compensation;

●	Moxian BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	Moxian BVI will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	Moxian BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Moxian BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Moxian BVI expects to take advantage of these exemptions if the merger is effected. Accordingly, after the completion of the merger, if you hold Moxian BVI securities, you may receive less information about Moxian BVI and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, Moxian BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the merger is effected. However, Moxian BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, Moxian BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain NASDAQ corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Campbells, our British Virgin Islands counsel, has advised us that there are no comparable British Virgin Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

We believe the merger and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

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For a discussion of the risk factors associated with the merger and reorganization, please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the British Virgin Islands

There are certain disadvantages that accompany reorganizing in the British Virgin Islands, including:

●	The British Virgin Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States; and

●	Moxian BVI’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

Moxian BVI’s corporate affairs are governed by Moxian BVI’s memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors and officers of Moxian BVI, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors, although clearly established under British Virgin Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, a significant portion of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the merger, a majority of Moxian BVI’ directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon Moxian BVI or such persons, or to enforce against them in courts of the United States, British Virgin Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Merger

The steps that have been taken to date, and that will be taken, to complete the merger are:

●	The Company has formed Moxian BVI, with the Company holding one ordinary share issued by Moxian BVI.

●	Following the Annual Meeting, provided we have obtained the requisite stockholder approval, (i) the Company will merge with and into Moxian BVI, with Moxian BVI surviving, and (ii) the single ordinary share of Moxian BVI issued and outstanding and registered in the name of the Company shall be surrendered for nil consideration by the Company upon which the Company shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of Moxian BVI with respect to such share and the surrendered share shall be cancelled. All outstanding shares of the Company common stock will be converted into the right to receive an equal number of ordinary shares in Moxian BVI, which shares will be issued by Moxian BVI as part of the merger.

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●	As a result, the existence of the Company will, upon completion of the merger, cease and Moxian BVI shall continue as the surviving entity.

Immediately prior to the Effective Time, all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of the Company (including convertible promissory notes) if any, whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Company Convertible Securities”) shall be assumed by Moxian BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares in Moxian BVI as the holder of such Company Convertible Securities would have been entitled to receive had such holder exercised or converted such Company Convertible Securities in full immediately prior to the Effective Time (not taking into account whether such Company Convertible Securities was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and Moxian BVI shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Convertible Securities.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by the Company stockholders without obtaining that approval.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors and Caution Regarding Forward-Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Additional Agreements

Moxian BVI expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including officers and employees of its subsidiaries) who currently have indemnification agreements with the Company. The Moxian BVI indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that Moxian BVI indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with Moxian BVI, any subsidiary of Moxian BVI or another entity where he or she is or was serving at Moxian BVI’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan. The indemnification agreements also provide for the advancement of defense expenses by Moxian BVI.

In addition, Moxian BVI’s shareholder approval (from and after the Effective Time) of the Company equity compensation plans to be assumed by Moxian BVI for purposes of Section 422(b) of the Code, was established through approval of such plan by the Company, as the sole shareholder of Moxian BVI, immediately prior to the merger. As part of the merger, Moxian BVI will assume the Company’s any plans and programs as provided in the Merger Agreement as may be amended immediately prior to the Effective Time. Although the merger will constitute a change in control for purposes of the foregoing equity compensation plans and other agreements with the Company’s executive officers, we will not incur any obligation as a result of the merger under the terms of the plans and agreements since Moxian BVI will assume the plans and agreements and any such obligation will be waived in connection with the merger, if applicable.

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Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of stockholders of the Company;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the merger;

3.	the registration statement of which this Proxy Statement is a part has been declared effective by the SEC and no stop order is in effect;

4.	the Moxian BVI ordinary shares to be issued pursuant to the merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, Moxian BVI or their subsidiaries to consummate the merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our stockholders and that such change to the terms of the merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our Board of Directors will not resolicit shareholder approval of the merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our Board of Directors will resolicit shareholder approval of the merger. Additionally, our Board of Directors reserves the right to defer or abandon the merger as well for the reasons described under “Risk Factors and Caution Regarding Forward- Looking Statements—Risks Relating to the Merger and Reorganization—Our Board of Directors may choose to defer or abandon the merger.”

Effective Time

Provided that we have obtained the requisite stockholder approval at the Annual Meeting, we anticipate that the merger will become effective on July 20, 2021 or such date subsequent thereto as permitted under BVI law. Our Board of Directors will have the right, however, to defer or abandon the merger at any time if it concludes that completion of the merger would not be in the best interests of the Company or our stockholders.

Management of Moxian BVI

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of Moxian BVI (to the extent the directors and officers of Moxian BVI and the Company are not already identical), each such person to have the same office(s) with Moxian BVI (and the same class designations and committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of the Moxian BVI shareholders at which an election of directors of their respective classes is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to approve the proposal to adopt the Merger Agreement. Our Board of Directors believes that the merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and our stockholders. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

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Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, NASDAQ rules and regulations and Nevada corporate law (including the filing with the Secretary of State of the State of Nevada of a certificate of merger).

Rights of Dissenting Stockholders

Under the NRS, you will not have appraisal rights in connection with the merger because, among other reasons, the Moxian BVI shares you receive in the merger will be listed on NASDAQ.

Ownership in Moxian BVI

The Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Moxian BVI’s register of members upon completion of the merger, without any further action on your part. Upon completion of the merger, only registered shareholders reflected in Moxian BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Moxian BVI ordinary shares registered in their respective names. Any attempted transfer of the Company stock prior to the merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in Moxian BVI’s register of members upon completion of the merger. Registered holders of Moxian BVI’s ordinary shares seeking to transfer Moxian BVI ordinary shares following the merger will be required to provide customary transfer documents required by Moxian BVI’s transfer agent to complete the transfer.

If you hold the Company’s common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Company common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Moxian BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new Moxian BVI share certificates promptly following the merger. We will request that all the Company stock certificates be returned to Moxian BVI’s transfer agent following the merger. Soon after the closing of the merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Securities Transfer Corporation will be appointed as our exchange agent for the merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates for new Moxian BVI share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Securities Transfer Corporation, which will continue to serve as the transfer agent for Moxian BVI ordinary shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NASDAQ under the symbol “MOXC.” There is currently no established public trading market for Moxian BVI’s ordinary shares. However, it is a condition to the completion of the merger that the shares of Moxian BVI will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, Moxian BVI’s ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “MOXC.”

It is anticipated that Moxian BVI will qualify as a foreign private issuer in the U.S. following the merger. As a foreign private issuer, Moxian BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on any NASDAQ exemptions or accommodations for foreign private issuers following the merger.

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Accounting Treatment of the Merger

The merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control. Please see the section entitled “Summary—Summary Pro Forma Financial Information.”

Taxation

The following discussion of the material British Virgin Islands, People’s Republic of China and United States federal income tax consequences is based upon laws and relevant interpretations thereof effective as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the merger or otherwise, such as the tax consequences under state and local and tax laws.

British Virgin Islands Taxation

The British Virgin Islands Government (or any other taxing authority in the British Virgin Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the British Virgin Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Moxian BVI levied by the Government of the British Virgin Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the British Virgin Islands. No stamp duties or other similar taxes or charges are payable under the laws of the British Virgin Islands in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the British Virgin Islands for enforcement purposes or otherwise. We do not intend that any documents relating the proposed merger be executed in or brought within the jurisdiction of the British Virgin Islands. There are no exchange control regulations or currency restrictions in the British Virgin Islands.

People’s Republic of China Taxation

Under the CIT Law and its implementation rules, both effective on January 1, 2008, all domestic and foreign investment companies will be subject to a uniform enterprise income tax at the rate of 25% and dividends from PRC enterprises to their foreign shareholders will be subject to a withholding tax at a rate of 10% if the foreign investors are considered as non-resident enterprises without any establishment or place within the PRC or if the dividends payable have no connection with the establishment or place of the foreign investors within the PRC, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. In accordance with Caishui (2008) No. 1 issued by the Ministry of Finance, or MOF, and SAT on February 22, 2008, the accumulative undistributed profits of foreign investment companies generated before January 1, 2008, and distributed to foreign investors after year 2008, shall be exempt from withholding tax.

The CIT Law has introduced the concept of “resident enterprises” and corresponding tax liability on resident enterprises’ worldwide income, whilst “non-resident enterprises” without any place or establishment in the PRC are required to pay 10% income tax on their passive incomes from sources within China only. A resident enterprise refers to an enterprise that (i) was established/incorporated within the PRC or (ii) was established/incorporated under the laws of a foreign jurisdiction but has its “de facto management body” in the PRC. A non-resident enterprise refers to an enterprise which was established/incorporated under the laws of a foreign jurisdiction and does not have its “de facto management body” in the PRC, but has an establishment or place in the PRC, or has China-sourced income even though it does not have any establishment or place in the PRC.

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Under the implementation rules of the CIT Law, “de facto management body” is defined as an organization that has material and overall management and control over the business, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a Notice on Issues Relating to Determination of PRC-Controlled Offshore Enterprises as PRC Resident Enterprises Based on “De Facto Management Body” Test, or SAT Circular No. 82, under which, an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group will be characterized as a “resident enterprise” due to the fact that its “de facto management body” is located within the PRC, if all of the following conditions are met at the same time: (i) the senior management personnel responsible for its daily operations and the place where the senior management departments discharge their responsibilities are located primarily in the PRC; (ii) its finance and human resources related decisions are made by or are subject to the approval of institutions or personnel located in the PRC; (iii) its major assets, books and records, company seals and minutes of its board of directors and shareholder meetings are located or kept in the PRC; and (iv) senior management personnel or 50% or more of the members of its board of directors with voting power of the enterprise reside in the PRC. SAT Circular No. 82 further specifies that the principle of “substance over form” shall be adopted in determining whether the “de facto management body” is located within China.

We currently are not treated as a PRC resident enterprise by the Chinese tax authority and as a result, we have not withheld PRC income taxes from our foreign investors and as a non-resident enterprise, we are subject to PRC withholding tax if we receive dividends directly from our PRC subsidiaries paid by them using funds out of their profits generated on and after January 1, 2008.

Nevertheless, a significant portion of our operations are currently based in the PRC and are likely to remain based in the PRC after the merger. Moreover, a significant portion of our management team, who are in charge of finance and human resources related decisions, will perform their duties mainly in the PRC, and over 50% of our board members habitually reside in the PRC. Our main properties, accounting books and records, company seals and minutes of board meetings are maintained in China.

However, the rules regarding the determination of the “de facto management body” are relatively new and whether such rules may apply to us is unclear. Due to lack of further written clarification by the SAT, there is still a uncertainty around the interpretation of each of the four conditions as specified in SAT Circular No. 82 and the principle of “substance over form” and the implementation of SAT Circular No. 82 by Chinese tax authorities in practice. It also remains unclear what percentage of shares of an offshore enterprise must be held by a PRC entity or group in order for the offshore enterprise to be deemed as an offshore enterprise controlled by a PRC enterprise or a PRC enterprise group, and whether shares held by PRC resident individuals are counted pursuant to SAT Circular No. 82.

Due to the lack of clear guidance on the determination of our tax residency under the CIT Law, it remains unclear whether the PRC tax authorities will treat us as a PRC resident enterprise either before or after the merger or what effect, if any, the merger will have on the determination. As a result, we cannot express an opinion as to the likelihood that we will be subject to the tax applicable to resident enterprises or non-resident enterprises under the CIT Law. If Moxian BVI is treated as a PRC resident enterprise, it will be subject to PRC tax on its worldwide income at the 25% uniform tax rate, but the dividends distributed from its subsidiaries that are or deemed to be PRC resident enterprises should be tax-exempt income. In addition, if Moxian BVI is considered a PRC resident enterprise, the dividends paid by it to the non-PRC shareholders may be regarded as income from sources within the PRC pursuant to SAT Circular No. 82, and therefore the non-PRC institutional shareholders may be subject to a 10% withholding tax, and the non-PRC individual shareholders may be subject to a 20% withholding tax unless they are able to claim a lower tax rate pursuant to applicable tax treaties.

Furthermore, if Moxian BVI is treated as a PRC resident enterprise, there is a possibility that the capital gains realized by its non- PRC shareholders from the transfer of their shares may be regarded as income from sources within the PRC for PRC tax purposes. If such capital gains are taxed in China, the applicable income tax rate would be 10% for non-PRC institutional shareholders, and 20% for non- PRC individual shareholders. If the non-PRC shareholders are US residents that are eligible for PRC-US Tax Treaty benefits, whether capital gains should be taxed in China is unclear.

Pursuant to Paragraph 5 of Article 12 of the PRC-US Tax Treaty, gains from the alienation of shares of a company which is a PRC resident other than those mentioned in paragraph 4 representing a participation of 25 per cent may be taxed in China. Paragraph 6 of Article 12 of the PRC-US Tax Treaty further specifies that “[G]ains derived by a resident of a Contracting State from the alienation of any property other than that referred to in paragraphs 1 through 5 and arising in the other Contracting State may be taxed in that other Contracting State.” By virtue of this provision, the capital gains realized by the US residents may be taxed in the PRC if the capital gains are considered as “arising in” the PRC. Under the CIT Law and its implementing rules, the capital gains from transfer of shares may be considered as “arising in” the PRC if the enterprise whose shares are transferred is “located in” China. If Moxian BVI is considered a PRC resident enterprise, and if the Chinese tax authorities take the position that a PRC resident enterprise is deemed to be located in China, the capital gains realized by the US residents from transfer of their shares may be taxed in the PRC depending on how the PRC-US Tax Treaty is interpreted and implemented by the Chinese tax authorities.

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Material United States Federal Income Tax Consequences Relating to the Merger and the Ownership and Disposition of Moxian BVI Ordinary Shares

The following is a summary of material U.S. federal income tax consequences of the merger and of the ownership and disposition of Moxian BVI ordinary shares after the merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. To the extent the discussion relates to matters of U.S. federal income tax law, and subject to the qualifications herein, it represents the opinion of Kaufman & Canoles, P.C., our United States counsel. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income or estate tax consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

●	banks, insurance companies or other financial institutions;

●	persons subject to the alternative minimum tax;

●	tax-exempt organizations;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	holders who acquired our stock as compensation or pursuant to the exercise of a Convertible Securities

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction; or

●	persons who do not hold our common stock as a capital asset (within the meaning of Section 1221 of the Code).

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

In addition, unless expressly provided below, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

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For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of Moxian BVI ordinary shares.

Tax Consequences of the Merger to Moxian Nevada and Moxian BVI

Moxian BVI Will Be Treated As a U.S. Corporation

Notwithstanding IRC Section 7701(a)(4), pursuant to Section 7874 of the Code, Moxian BVI will be treated as a U.S. corporation for all purposes under the Code because (i) after the merger, Moxian BVI will not have substantial business activities in the British Virgin Islands and (ii) the former holders of the Company common stock will hold, by reason of owning shares of the Company common stock, at least 80% or more of the Moxian BVI ordinary shares. Because Moxian BVI will be treated as a U.S. corporation for all purposes under the Code, Moxian BVI will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

Taxation of the Company and Moxian BVI

We expect that neither the Company nor Moxian BVI will incur U.S. income tax as a result of completion of the merger.

Tax Consequences of the Merger to U.S. Holders and Reporting Requirements

U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Moxian BVI ordinary shares in exchange for the Company common stock. The aggregate tax basis in the ordinary shares of Moxian BVI received in the merger will equal each such U.S. holder’s aggregate tax basis in the Company common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Moxian BVI that are received in the merger generally will include such U.S. holder’s holding period for the common stock of the Company surrendered.

U.S. holders who owned at least 5% of the Company’s outstanding stock or the Company common stock with a basis of $1,000,000 or more for U.S. federal income tax purposes who receive Moxian BVI ordinary shares as a result of the merger will be required to file with such U.S. holders’ U.S. federal income tax returns for the year in which the merger takes place a statement setting forth certain facts relating to the merger. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the Company common stock surrendered in the merger.

U.S. holders should note that the state income tax consequences of the merger depend on the tax laws of such state. It is possible that the merger may be taxable under the tax laws of some states, including, e.g., California. U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

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Tax Consequences of the Ownership and Disposition of Moxian BVI Ordinary Shares to U.S. Holders

Distributions

Moxian BVI does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

To the extent that dividends paid on Moxian BVI ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the Moxian BVI ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. holders of Moxian BVI ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amount realized for the Moxian BVI ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the Moxian BVI ordinary shares have been held for more than one year. A U.S. holder’s holding period for Moxian BVI ordinary shares should include such U.S. holder’s holding period for the ordinary shares of the Company surrendered in the merger. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of Moxian BVI ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code in the presence of the U.S.-PRC Tax Treaty are not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Recent Legislation

Recent legislation requires certain U.S. holders who are individuals, trusts or estates to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of Moxian BVI ordinary shares.

Consequences if the Merger Does Not Qualify as a Reorganization

If contrary to the opinion described above, the merger fails to qualify as a reorganization, subject to the PFIC rules discussed below, a U.S. holder that exchanges its Moxian Nevada shares for the merger consideration will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value of the Moxian BVI shares received, (b) the amount of cash consideration received pursuant to the merger, and (c) any cash received in lieu of fractional Moxian BVI shares, and (ii) the U.S. holder’s adjusted tax basis in the Moxian Nevada shares exchanged. A U.S. holder’s aggregate tax basis in the Moxian BVI shares received will be the fair market value of those shares on the date the U.S. holder receives them. The U.S. holder’s holding period for the Moxian BVI shares received pursuant to the merger will begin on the day after the date the U.S. holder receives such Moxian BVI.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. holder’s holding period for the Moxian Nevada shares exceeds one year at the time of the merger. Long-term capital gains of non-corporate U.S. holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation. Any gain recognized by a U.S. holder will be treated as income from sources within the United States for U.S. foreign tax credit limitation purposes. The deductibility of capital losses is subject to limitations under the Code.

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PFIC Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if at least 75 percent of its gross income consists of passive income (such as dividends, interest, rents, royalties or gains on the disposition of certain minority interests), or at least 50 percent of the average value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce, or are held for the production of, passive income (including for this purpose its pro rata share of the gross income and assets of any corporation in which it is considered to own at least 25 percent of the shares, by value).

Moxian Nevada was a Domestic U.S. Corporation (and/or for any other reason that might be excluded from being characterized as a PFIC) and therefore was not a PFIC for its 2020 taxable year and does not expect to be a PFIC in its current year. If (a) Moxian Nevada has been a PFIC for any taxable year during the holding period of a U.S. holder (and a U.S. holder of Moxian Nevada shares has not made certain elections with respect to its Moxian Nevada shares), and (b) Moxian BVI is not a PFIC in the taxable year of the merger (as expected), such U.S. holder would likely recognize gain (but not loss if the merger qualifies as a reorganization) upon the exchange of Moxian Nevada shares for Moxian BVI shares pursuant to the merger. The gain (or loss) would be computed as described above under “— Consequences if the Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. holder on the exchange of Moxian Nevada shares for Moxian BVI shares would be allocated ratably over the U.S. holder’s holding period for the Moxian Nevada shares. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which Moxian Nevada was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that Moxian Nevada became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Moxian BVI believes that it was not a PFIC for its 2020 taxable year and, based on the nature of its business, and the current and anticipated composition of its income and assets (including the Moxian Nevada assets acquired in the merger), Moxian BVI anticipates that it will not be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or the foreseeable future, namely in connection with application of IRC Section 7874. However, this is a factual determination made annually after the close of each taxable year, based on Moxian BVI’s composition of income and assets and shareholders. Accordingly, in an abundance of caution, If Moxian BVI were characterized as a PFIC for any taxable year, U.S. holders of Moxian BVI shares would suffer adverse tax consequences. These consequences may include having gains realized on the disposition of offered shares treated as ordinary income rather than capital gains, and being subject to punitive interest charges on certain dividends and on the proceeds of the sale or other disposition of the Moxian BVI shares. U.S. holders would also be subject to annual information reporting requirements. In addition, if Moxian BVI were a PFIC in a taxable year in which Moxian BVI paid a dividend or the prior taxable year, such dividends would not be eligible to be taxed at the reduced rates applicable to qualified dividend income (as discussed above).

U.S. holders should consult their own tax advisors regarding the application of the PFIC rules to the exchange of Moxian Nevada shares for merger consideration pursuant to the merger and, after the merger, their ownership of the Moxian BVI shares.

Tax Consequences of the Merger to Non-U.S. Holders

The receipt of Moxian BVI ordinary shares in exchange for the Company common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

Tax Consequences of the Ownership and Disposition of Moxian BVI Ordinary Shares to Non-U.S. Holders

Distributions

Moxian BVI does not currently anticipate paying distributions on its ordinary shares. In the event that distributions are paid, however, such distributions will constitute dividends for U.S. tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that dividends paid on Moxian BVI ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the Moxian BVI ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

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Any dividends paid to a non-U.S. holder by Moxian BVI are treated as income derived from sources within the United States and generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Dividends received by a non-U.S. holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such dividend is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) are exempt from such withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30% or such lower rate as may be specified by an applicable tax treaty on dividends received that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized upon the sale or other disposition of Moxian BVI ordinary shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a permanent establishment maintained by such holder in the U.S.;

●	the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	Moxian BVI is or has been a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held Moxian BVI ordinary shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

A corporation will be a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50 percent of the aggregate of its real property interests (U.S. and non-U.S.) and its assets used or held for use in a trade or business. Because we do not currently own significant U.S. real property, we believe, but our special United States counsel has not independently verified, that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the applicable period that is specified in the Internal Revenue Code.

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Backup Withholding and Information Reporting

Payments of dividends or of proceeds on the disposition of stock made to a holder of Moxian BVI ordinary shares may be subject to information reporting and backup withholding at a rate currently in effect unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding, for example by properly certifying your non-U.S. status on a Form W-8BEN or another appropriate version of IRS Form W-8. Payments of dividends to holders must generally be reported annually to the IRS, along with the name and address of the holder and the amount of tax withheld, if any. A similar report is sent to the holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the holder’s country of residence.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Recently Enacted Legislation Affecting Taxation of Our Common Stock Held by or Through Foreign Entities

Recently enacted legislation generally will impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation also will generally impose a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of our common stock paid after December 31, 2012 to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

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OTHER MATTERS

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended September 30, 2020 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Availability of Annual Report to Stockholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Moxian, Inc., Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China, by calling +852 2961 4888, or via the Internet at www.moxianglobal.com.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Securities Transfer Corporation, by calling (469) 633-0101, or by forwarding a written request addressed to Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, Texas 75093. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Securities Transfer Corporation , registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders and proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Deadline for Submission of Stockholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, stockholder proposals must be submitted in writing no later than March 22, 2022. All written proposals should be submitted to: Secretary, Moxian, Inc., Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

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Proxy Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

Legal Matters

The legality of the Moxian BVI Ordinary Shares being registered pursuant to this registration statement will be passed upon for Moxian BVI by Campbells, acting in its capacity as legal advisor to Moxian BVI . Certain U.S. tax matters will be passed upon by Kaufman & Canoles, P.C.

Where You Can Find Additional Information

This proxy statement incorporates important business and financial information about the Company from documents filed with the U.S. Securities and Exchange Commission (the “SEC”) that have been included herein and delivered herewith as annexes. In addition to the documents included herein, the Company files reports (including annual, quarterly and current reports which may contain audited financial statements), proxy statements and other information with the SEC.

You may also obtain the Company’s SEC reports on the SEC’s website at www.sec.gov. Company’s filings with the SEC are available to the public over the internet at the SEC’s website at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call (800) 732-0330 for further information on the public reference facilities.

This proxy statement includes as annexes documents that the Company has previously filed with the SEC under Section 13(a), 13(c), 31(a), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as set forth below. Any statement contained in such a document shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in an annex hereto consisting of a document filed with the SEC subsequently to such document modifies or replaces such statement. The information included in the annexes hereto is incorporated into this proxy statement except to the extent so modified or superseded.

Set forth below is a list of the documents the Company previously filed with the SEC under the Exchange Act that are included as annexes to this proxy statement.

●	Current Reports on Form 8-K filed with the SEC on March 3, 2021, April 6, 2021, April 7, 2021, April 23, 2021, and April 30, 2021;

●	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020 and March 31, 2021 filed with the SEC on February 16, 2021 and May 17, 2021, respectively;

●	Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on January 14, 2021;

Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Hao Qinghu, our Chief Executive Officer, or Tan Wanhong, our Chief Financial Officer, at Unit 911, Tower 2, Silvercord, 30 Canton Road, Tsimshatsui, Hong Kong SAR, China, or by telephone on ++852 2961 4888.

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APPENDIX A

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of May 28, 2021, is entered into by and between MOXIAN, INC., a Nevada corporation (“Moxian Nevada”) and Moxian (BVI) Inc, a business company limited by shares incorporated under the laws of the British Virgin Islands (“BVI”) and a wholly owned subsidiary of Moxian Nevada (“Moxian BVI”). Moxian Nevada and Moxian BVI are sometimes together referred to herein as the “Constituent Entities.”

RECITALS

WHEREAS, Moxian BVI was formed in the BVI on May 18, 2021, as a wholly-owned subsidiary of Moxian Nevada; and

WHEREAS, the board of directors of Moxian Nevada and the sole director of Moxian BVI deem it advisable and in the best interests of Moxian Nevada and Moxian BVI, respectively, upon the terms and subject to the conditions herein stated, that Moxian Nevada be merged with and into Moxian BVI and that Moxian BVI be the surviving company (the “Merger”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree in accordance with the applicable provisions of the laws of the States of Nevada which permit such merger, as follows:

ARTICLE I
MERGER; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Moxian Nevada shall be merged with and into Moxian BVI, whereupon the separate existence of Moxian Nevada shall cease and Moxian BVI shall continue as the surviving entity.

1.2 Effective Time. The Merger shall become effective at 4:30 p.m. ET on the date in 2021 or such other time that the parties hereto shall have agreed upon and designated in a certificate of ownership and merger (the “Articles of Merger”) to be filed with the Secretary of State of the State of Nevada and the filing of Articles of Merger with the Secretary of State of the State of Nevada, being not later than 90 days after the time and date that this Agreement is registered with the British Virgin Islands Registrar of Companies (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION

2.1 Surviving Corporation. The name of the Surviving Corporation shall be “Moxian (BVI) Inc”, a British Virgin Islands business company limited by shares, the registered office of which is at Floor 4, Banco Popular Building, Tortola, British Virgin Islands (sometimes hereinafter referred to as the “Surviving Corporation”).

ARTICLE III
TERMS AND CONDITIONS OF THE MERGER

3.1 Memorandum of Association. The Memorandum of Association of Moxian BVI in effect at the Effective Time shall be the governing documents and Memorandum of Association of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of BVI Business Companies Act, 2004, as amended (the “BVI Companies Law”).

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3.2 Articles of Association. The Articles of Association of Moxian BVI in effect at the Effective Time shall be the bylaws and Articles of Association of the Surviving Corporation, and shall continue in full force and effect until amended and changed in accordance with the provisions provided therein or the applicable provisions of the BVI Companies Laws.

3.3 Directors. At the Effective Time the directors of Moxian BVI immediately prior to the Merger shall continue to be the directors of the Surviving Corporation, and all such directors shall hold office from the Effective Time until their respective successors have been duly appointed in the manner provided in the memorandum and articles of association of Moxian BVI or in the BVI Companies Law, or until their earlier death, resignation or removal. Consequently, the names and addresses of the directors of Moxian BVI, as the surviving company are and shall be:

(a)	Hao Qinghu

Room 911, 9/F Tower 2, Silvercord

30 Canton Road

Hong Kong SAR, China

(b)	Choong Khuat Leok
Room 911, 9/F Tower 2, Silvercord 30 Canton Road Hong Kong SAR, China
(c)	Wendy Wang Yingjie Room 911, 9/F Tower 2, Silvercord 30 Canton Road Hong Kong SAR, China
(d)	William Yap Guan Hong Room 911, 9/F Tower 2, Silvercord 30 Canton Road Hong Kong SAR, China
(e)	Zhao Yahui Room 911, 9/F Tower 2, Silvercord 30 Canton Road Hong Kong SAR, China

3.4 Officers. At the Effective Time the officers of Moxian BVI immediately prior to the Merger shall continue to be the officers of the Surviving Corporation, and all such officers shall hold office from the Effective Time until their respective successors have been duly appointed in the manner provided in the memorandum and articles of association of Moxian BVI or in the BVI Companies Law, or until their earlier death, resignation or removal.

3.5 Submission to Stockholder/Shareholder Vote. This Agreement shall be submitted to a vote of the stockholders/shareholders (as the case may be) of the Constituent Entities, respectively, as provided by applicable law, and shall take effect, and be deemed to be the Plan of Merger of the Constituent Entities, upon the approval or adoption thereof by such stockholders/shareholders in accordance with the requirements of the laws of the State of Nevada and British Virgin Islands, respectively.

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3.6 Filing of the Articles of Merger in the State of Nevada. As soon as practicable after the requisite stockholder approvals referenced in Section 3.5 hereof, Moxian Nevada shall execute and deliver the Articles of Merger for filing and recording with the Secretary of State of the State of Nevada in accordance with the Nevada Revised Statutes, as amended.

3.7 Registration of the Plan of Merger in the British Virgin Islands. As soon as practicable after the requisite shareholder approvals referenced in Section 3.5 hereof, and forthwith after the consummation of the transactions contemplated by this Agreement, Moxian BVI will cause this Agreement as the Plan of Merger to be registered with the British Virgin Islands Registrar of Corporate Affairs in accordance with the BVI Companies Law.

ARTICLE IV
EFFECT OF MERGER

4.1 Effect of Merger on Constituent Entities. The Merger shall have the effect set forth in Section 174 of the BVI Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, Moxian Nevada shall merge with and into Moxian BVI, with Moxian BVI being the Surviving Corporation, and the existence of Moxian Nevada shall cease except to the extent provided by the laws of the State of Nevada. All the rights, privileges, immunities and franchises, of both a public and private nature, of each of the Constituent Entities; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the Constituent Entities, shall immediately vest in Moxian BVI, without further act or deed; and the title to all real estate, or any interest therein, vested in either of the Constituent Entities shall not revert or be in any way impaired by reason of the Merger. Moxian BVI shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the Constituent Entities and any existing claim, action or proceeding pending by or against either of the Constituent Entities may be prosecuted to judgment as if the Merger had not occurred, or the Surviving Entity may be substituted in such claim, action or proceeding, and neither the rights of creditors nor any liens upon the property of either of the Constituent Entities shall be impaired by the Merger.

4.2 Effect of Merger on Share Capital. At the Effective Time, as a result of the Merger and without any further action on the part of the Constituent Entities or their stockholders/shareholders (as the case may be):

(a) each share of the common stock of nominal or par value of US$0.001 each of Moxian Nevada issued and outstanding immediately prior thereto shall be converted into one fully paid and nonassessable ordinary share of nominal or par value of US$0.001 each in the share of Moxian BVI with substantially the same rights, powers and privileges set forth in the Memorandum and Articles of Association as the shares of the common stock of Moxian Nevada so converted, and all shares of such common stock of Moxian Nevada shall be cancelled and retired and shall cease to exist;

(b) all outstanding and unexercised portions of each option, warrant and security exercisable or convertible by its terms into the common stock of Moxian Nevada (including convertible promissory notes) if any, whether vested or unvested, which is outstanding immediately prior to the Effective Time (collectively, the “Company Convertible Securities”) shall be assumed by Moxian BVI and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of ordinary shares of nominal or par value of US$0.001 each in Moxian BVI as the holder of such Company Convertible Securities would have been entitled to receive had such holder exercised or converted such Company Convertible Securities in full immediately prior to the Effective Time (not taking into account whether such Company Convertible Securities was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and Moxian BVI shall take all steps to ensure that a sufficient number of ordinary shares is reserved for the exercise of such Company Convertible Securities; and

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(c) immediately upon the Effective Time, the single ordinary share of Moxian BVI issued and outstanding and registered in the name of Moxian Nevada shall be surrendered by Moxian Nevada for no consideration upon which Moxian Nevada shall cease to be entitled to any rights in respect of such share and shall be removed from the register of members of Moxian BVI with respect to such share and the surrendered share shall be cancelled.

4.3 Certificates. At and after the Effective Time, all of the outstanding certificates that immediately prior thereto represented shares of the common stock of Moxian Nevada and options, warrants or other securities of Moxian Nevada, shall be deemed to represent the respective ordinary shares of Moxian BVI and options, warrants or other securities of Moxian BVI, as the case may be, into which the shares represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Moxian BVI or its transfer agent. The registered owner of any shares in Moxian BVI shall be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of the common stock of Moxian Nevada and options, warrants or other securities of Moxian BVI, as the case may be, evidenced by such outstanding certificate, as above provided.

ARTICLE V
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

5.1 Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Moxian Nevada common stock entitled to vote thereon at the record date for such actions as set by the board of directors of Moxian Nevada.

5.2 No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the British Virgin Islands or any other country, that prohibits the consummation of the Merger.

5.3 Consents and Authorizations. Other than the filing of the Articles of Merger provided for under Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Moxian Nevada, Moxian BVI or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable British Virgin Islands securities and company laws, shall have been obtained or made.

5.4 NASDAQ Listing. The Moxian BVI ordinary shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions.

5.5 Consents and Authorizations. Other than the filing of the Certificate of Merger provided for under Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Moxian Nevada, Moxian BVI or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable British Virgin Islands securities laws, shall have been obtained or made.

5.6 Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

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ARTICLE VI
MISCELLANEOUS AND GENERAL

6.1 Further Assurances. From time to time, as and when required by Moxian BVI or by its successors or assigns, there shall be executed and delivered on behalf of Moxian Nevada such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate or advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in Moxian BVI, the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Moxian Nevada, and otherwise to carry out the purposes of this Agreement. The officers and directors of Moxian BVI are fully authorized in the name of and on behalf of Moxian Nevada, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing. Further, as soon as practicable after the Effective Time Moxian Nevada shall, and (to the extent that it is within its powers to do so), deliver or procure that any other person shall deliver without delay to Moxian BVI at its registered office, all records, correspondence, documents, files, memoranda and other papers relating to Moxian Nevada required to be kept in the British Virgin Islands.

6.2 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Moxian Nevada, if the board of directors of Moxian Nevada determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of Moxian Nevada and its stockholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either Moxian Nevada or Moxian BVI, or any of their respective stockholders/shareholders, directors or officers.

6.3 Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the board of directors of the Constituent Entities may amend, modify or supplement this Agreement, notwithstanding approval of this Agreement by the stockholders; provided, however, that an amendment made subsequent to the approval of this Agreement by the stockholders shall not (a) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (b) alter or change any provision of the Memorandum and Articles of Association of Moxian BVI to be effected by the Merger, or (c) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

6.4 Tax-Free Reorganization. The Merger is intended to be a tax-free plan or reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

6.6 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

6.7 No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.8 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

6.9 Headings. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

6.10 Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

MOXIAN, INC. a Nevada corporation

By:	/s/ Tan Wanhong
Name:	Tan Wanhong
Title:	Chief Financial Officer and Secretary

Moxian (BVI) Inc a British Virgin Islands Company

By:	/s/ Tan Wanhong
Name:	Tan Wanhong
Title:	Director

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Annex 1

Form of BVI Plan of Merger and Articles of Merger

PLAN OF MERGER

Between

Moxian, Inc.

AND

Moxian (BVI) Inc

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THIS PLAN OF MERGER (hereinafter the “Plan of Merger”) is made on [                       ] 2021.

PARTIES

(1)	Moxian, Inc., a company incorporated in Nevada under the Nevada Revised Statutes on October 12, 2010 (with company number E0505002010-6) whose registered office is at 701 S. CARSON STREET, SUITE 200, Carson City, NV, 89701 (the “Merging Company”); and

(2)	Moxian (BVI) Inc, a company incorporated in the British Virgin Islands under the BVI Business Companies Act 2004, as amended (the “Act”) 18 May, 2021 (with company number 2063507) whose registered office is at Floor 4, Banco Popular Building, Road Town, Tortola, British Virgin Islands (the “Surviving Company”).

(together the “Parties” and each a “Party”)

BACKGROUND

(A)	The Merging Company is a corporation, authorised to issue up to an aggregate of 150,000,000 shares of common stock, US$0.001 par value per share, in good standing with the Secretary of State of the State of Nevada and validly existing under the laws of Nevada.

(B)	The Surviving Company is a company limited by shares, authorised to issue up to 200,000,000 ordinary shares of US$0.001 par value each share, in good standing at the Registry of Corporate Affairs in the British Virgin Islands and validly existing under the laws of the British Virgin Islands.

(C)	The Merging Company is the sole shareholder of the Surviving Company.

(D)	The Parties want to merge and enter into this Plan of Merger, pursuant to the provisions of Part IX and, in particular, section 172 (Merger with subsidiary) of the Act (the “Merger”).

(E)	The directors of the Merging Company deem it desirable and in the best interest of the Parties and their shareholders (as the case may be) that the Merging Company be merged into the Surviving Company.

(F)	The sole director of the Surviving Company deem it desirable and in the best interest of the Parties and their shareholders (as the case may be) that the Merging Company be merged into the Surviving Company.

(G)	The articles of incorporation, as amended, and bylaws of the Merging Company were registered with the Secretary of State of the State of Nevada in Nevada on 2 May, 2011 and 19 October, 2010, respectively.

(H)	The memorandum and articles of association of the Surviving Company were registered with the Registrar of Companies in the British Virgin Islands on [ ], 2021.

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AGREED TERMS

1	The constituent companies to this Plan of Merger are the Surviving Company and the Merging Company.

2	The Merging Company is Moxian, Inc..

3	The Surviving Company is Moxian (BVI) Inc

4	After the Merger, the name of the company will be Moxian (BVI) Inc

5	The Merging Company is authorised to issue up to 150,000,000 shares of common stock, US$0.001 par value each.
6	The Merging Company has 19,341,529 shares of common stock in issue, all of which are entitled to vote on the Merger as one class.

7	The Surviving Company is authorised to issue 200,000,000 Ordinary Shares of US$0.001 par value each.

8	The Surviving Company has one share in issue, all of which are entitled to vote on the Merger as one class.

9	Upon the Merger, the separate corporate existence of the Merging Company shall cease and the Surviving Company shall become the owner, without other transfer, of all the rights and property of the Merging Company and the Surviving Company shall become subject to all liabilities obligations and penalties of the Merging Company.

10	The terms and conditions of the Merger are as follows:

(a)	each share issued and outstanding in the Merging Company on the effective date of the merger shall be converted into one Ordinary Share of US$0.001 par value each in the Surviving Company;

(b)	each outstanding and unexercised option, warrant or security exercisable or convertible by its terms into the common stock of the Merging Company (including convertible promissory notes) if any, whether vested or unvested, which is outstanding immediately prior to the Merger (collectively, the “Company Convertible Securities”) shall be assumed by the Surviving Company and shall be deemed to constitute an option, warrant or convertible security, as the case may be, to acquire the same number of Ordinary Shares of nominal or par value of US$0.001 each in the Surviving Company as the holder of such Company Convertible Securities would have been entitled to receive had such holder exercised or converted such Company Convertible Securities in full immediately prior to the Merger (not taking into account whether such Company Convertible Securities was in fact exercisable or convertible at such time), at the same exercise price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other material terms and conditions; and

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(c)	the one Ordinary share in the Surviving Company held by the Merging Company immediately prior to the Merger shall be surrendered for no consideration and cancelled.

11	The existing constitutional documents of the Surviving Company (filed at the Registry of Corporate Affairs on [ ], 2021 and attached as Schedule 1) shall be the constitutional documents of the Surviving Company until the same are altered or amended or until constitutional documents be adopted as provided therein.

12	The Merger shall be effective as provided by the laws of the British Virgin Islands.

13	This Plan of Merger may be executed in counterparts.

IN WITNESS HEREOF the Parties hereto have caused this Plan of Merger to be executed as a deed on [  ]

Name:
Title:
For or and on behalf of Moxian, Inc.

Name:
Title:
For and on behalf of Moxian (BVI) Inc

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SCHEDULE 1

Constitutional Documents

of Moxian (BVI) Inc as Surviving Company

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ARTICLES OF MERGER

THESE ARTICLES OF MERGER (hereinafter the “Articles of Merger”) are entered into on [  ] 2021 pursuant to section 172 (Merger with subsidiary) of the BVI Business Companies Act, 2004.

PARTIES

(1)	Moxian, Inc., a company incorporated in Nevada under the Nevada Revised Statutes on October 12, 2010 (with company number E0505002010-6) whose registered office is at 701 S. CARSON STREET, SUITE 200, Carson City, NV, 89701 (the “Merging Company”); and

(2)	Moxian (BVI) Inc, a company incorporated in the British Virgin Islands under the Act on 18 May, 2021 (with company number 2063507) whose registered office is at Floor 4, Banco Popular Building, Road Town, Tortola, British Virgin Islands (the “Surviving Company”).(together the “Parties” and each a “Party”)

BACKGROUND

(A)	The Merging Company is a corporation, authorised to issue up to 150,000,000 shares of common stock, US$0.001 par value per share, in good standing with the Secretary of State of the State of Nevada and validly existing under the laws of Nevada.

(B)	The Surviving Company is a company limited by shares, authorised to issue up to 200,000,000 shares of US$0.001 par value each, in good standing at the Registry of Corporate Affairs in the British Virgin Islands and validly existing under the laws of the British Virgin Islands.

(C)	The Merging Company is the sole shareholder of the Surviving Company.

AGREED TERMS

1	The Parties do hereby approve and adopt the Plan of Merger (a copy of which is attached at Schedule 1 to the intent that the merger shall be effective on [ ], 2021 (the “Effective Date”).

2	The articles of incorporation, as amended, and bylaws of the Merging Company were registered with the Secretary of State of the State of Nevada in Nevada on May 2, 2011 and October 19, 2010, respectively.

3	The memorandum and articles of association of the Surviving Company were registered with the Registrar of Companies in the British Virgin Islands on [ ], 2021.

4	The Merger and adoption of the existing constitutional documents of the Surviving Company (filed at the Registrar of Corporate Affairs in the British Virgin Islands on [ ], 2021 attached as Schedule 2 as the constitutional documents of the Surviving Company (the “Surviving Constitutional Documents”) was approved by the Surviving Company by Resolutions of Directors dated [ ], 2021 and by the Merging Company by Resolutions of Directors dated [ ], 2021.

5	The Merging Company and the Surviving Company have complied with all the provisions of the laws of the British Virgin Islands to enable them to merge on the Effective Date.

6	The name of the Surviving Company upon the consummation and effectiveness of this Merger shall remain unchanged.

IN WITNESS HEREOF the Parties hereto have caused these Articles of Merger to be executed and delivered as a deed on by [DATE].

[NAME]
Signed for and on behalf of Moxian, Inc.

[NAME]
Signed for and on behalf of Moxian (BVI) Inc

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SCHEDULE 1

Plan of Merger

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SCHEDULE 2

Surviving Constitutional Documents

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Annex 2

Form of Amended and Restated Memorandum of Association

and Articles of Association of Moxian (BVI) Inc

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APPENDIX B

Moxian (BVI) Inc

Form of Amended and Restated Memorandum and Articles of Association

BVI Company No.: 2063507

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

Incorporated 18th day of May, 2021

Amended and restated this 27 May, 2021

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004 (the “Act”)

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AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

1.	NAME

The name of the Company is Moxian (BVI) Inc. The Company may by Resolution of Shareholders or Resolution of Directors resolve to change its name and make application to the Registrar of Corporate Affairs in the approved form to give effect to such change of name in accordance with section 21 of the Act.

2.	TYPE OF COMPANY

The Company is a company limited by shares.

3.	REGISTERED OFFICE

The first Registered Office of the Company is located at Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands, the office of the first registered agent.

4.	REGISTERED AGENT

The first Registered Agent of the Company is Campbells Corporate Services (BVI) Limited, Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands.

5.	CAPACITY AND POWERS

Subject to Clause 6 below, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time or any other law of the British Virgin Islands.

6.	LIMITATIONS ON THE COMPANY’S BUSINESS

For the purposes of section 9(4) of the Act, the business and activities of the company are limited to those business and activities which are not prohibited under any law for the time being in force in the British Virgin Islands.

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7.	NUMBER AND CLASSES OF SHARES

The Company is authorized to issue a maximum of 200,000,000 shares of a single class with a par value of US$0.001 each.

8.	CURRENCY

The shares in the Company shall be issued in the currency of the United States of America.

9.	FRACTIONAL SHARES

The Company may issue fractional shares. A fractional share shall have the corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class and series.

10.	DESIGNATIONS, POWERS AND PREFERENCES OF SHARES

Each share in the Company confers upon the shareholder:

(a)	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to Regulation 3 of the Articles.

11.	VARIATION OF RIGHTS

If at any time the Company is authorised to issue shares in different classes, the rights attached to any class of shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class.

12.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

13.	REGISTERED SHARES

13.1.	The Company shall issue registered shares only.

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13.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

14.	AMENDMENT OF MEMORANDUM AND ARTICLES

Subject to Clause 11, the Company may amend its Memorandum or Articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors:

(a)	to restrict the rights or powers of the shareholders to amend the Memorandum or Articles;

(b)	to change the percentage of shareholders required to pass a resolution of shareholders to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the shareholders; or

(d)	to Clauses 10, 11, 12 or this Clause 14.

15.	DEFINITIONS

Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

We, Campbells Corporate Services (BVI) Limited, Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this 18th day of May 2021.

Incorporator

Tamara Pertabsingh

For and on behalf of

Campbells Corporate Services (BVI) Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004 (the “Act”)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

1.	INTERPRETATION

References in these Articles of Association (“Articles”) to the Act shall mean the BVI Business Companies Act, 2004 (No. 16 of 2004) and any modification, extension, re-enactment or renewal thereof, any amendments thereto and the BVI Business Companies Regulations, 2012 and any other regulations made thereunder. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meanings and, unless otherwise required by the context, whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

“Person” means an individual, a corporation, a trust, the estate of a deceased individual, a partnership, an unincorporated association or any legal entity capable of having a legal existence.

2.	SHARES

2.1.	Every shareholder is entitled to a certificate signed by a director of the Company or under the seal specifying the number of shares held by him and the signature of the director and the seal may be facsimiles.

2.2.	Any shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

2.3.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any distribution.

2.4.	Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by resolution of directors determine.

2.5.	Without prejudice to the generality of the foregoing, the pre-emption rights set out in Section 46 of the Act shall not apply to the Company.

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2.6.	The Company may issue securities convertible into shares, bonus shares, partly paid shares and nil paid shares.

2.7.	A share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.8.	Shares may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares issued with a par value, the consideration paid or payable shall not be less than the par value.

2.9.	Before issuing shares for a consideration other than money, the directors shall pass a resolution stating:

(a)	the amount to be credited for the issue of the shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

2.10.	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold shares;

(b)	the number of each class and series of shares held by each shareholder;

(c)	the date on which the name of each shareholder became a shareholder; and

(d)	the date on which any person ceased to be a shareholder.

2.11.	The register of members may be in such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.12.	A share is deemed to be issued on the date of issue entered next to the name of the shareholder in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1.	The Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of shareholders whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the shares without their consent.

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3.2.	The Company may only offer to acquire shares if at the relevant time the directors determine by resolution of directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3.	Subject to the provisions of the Act, the Company may make an offer to purchase, redeem or otherwise acquire its own shares from one or more or all of the shareholders:

(a)	in accordance with Sections 60, 61 and 62 of the Act; or

(b)	in accordance with a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company; or

(c)	in exchange for newly issued shares of equal value; or

(d)	pursuant to the provisions of Section 179 of the Act.

3.4.	Shares may only be held as treasury shares where, when aggregated with the number of shares of the same class already held by the Company as treasury shares, the total number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding those shares that have been cancelled.

3.5.	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by or against the Company while it holds the share as a treasury share.

3.6.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by resolution of directors determine.

3.7.	Where shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1.	Shareholders may mortgage or charge their shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except in so far as it may conflict with any requirements herein contained for consent to the transfer of shares.

4.2.	In the case of the mortgage or charge of registered shares there may be entered in the register of members of the Company:

(a)	a statement that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

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(c)	the date on which the particulars specified in the preceding subparagraphs (a) and (b) are entered in the register of members.

4.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4.	Whilst particulars of a mortgage or charge over shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such share; and

(c)	no replacement certificate shall be issued in respect of such shares, without the written consent of the named mortgagee or chargee.

4.5.	The directors may not resolve to refuse or delay the transfer of a share pursuant to the enforcement of a valid security interest created over the share.

5.	FORFEITURE

5.1.	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose shares issued for a promissory note, or other written obligation to contribute money or property, or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the shareholder who defaults in making payment in respect of the shares.

5.3.	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice relates.

5.5.	The Company is under no obligation to refund any moneys to the shareholder whose shares have been cancelled pursuant to Sub-Regulation 5.4 and that shareholder shall be discharged from any further obligation to the Company.

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6.	TRANSFER OF SHARES

6.1.	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company at the office of its registered agent for registration. In the case of the transfer of a share that imposes a liability to the Company on the transferee, the instrument of transfer shall also be signed by the transferee.

6.2.	The Company shall, on receipt of an instrument of transfer complying with the above Sub-Regulation 6.1, enter the name of the transferee of a share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a resolution of directors.

6.3.	The directors may not resolve to refuse or delay the transfer of a share unless the shareholder has failed to pay an amount due in respect of the share, or such refusal or delay is deemed necessary or advisable in the view of the Company or of the Company’s legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable corporate, securities and other laws and regulations.

6.4.	The transfer of a share is effective when the name of the transferee is entered on the register of members.

6.5.	If the directors of the Company are satisfied that an instrument of transfer relating to shares has been signed but that the instrument has been lost or destroyed, they may resolve by resolution of directors:

(a)	to accept such evidence of the transfer of shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.6.	Subject to the Memorandum, the personal representative of a deceased shareholder may transfer a share even though the personal representative is not a shareholder at the time of the transfer.

7.	MEETINGS OF MEMBERS

7.1.	Any director of the Company may convene meetings of the members at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2.	Upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders within 28 days of receiving the written request. In the event that the directors fail to convene a meeting of shareholders within 28 days, then:

(a)	any one director;

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(b)	the company secretary; or

(c)	the shareholder who issued the written request, or where there is more than one, any one of those shareholders,

may convene a meeting of shareholders, and the provisions of these Articles with regard to convening a meeting of shareholders shall apply, construing references to the directors as references to the party convening the meeting.

7.3.	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

7.4.	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.5.	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

MOXIAN (BVI) INC

(the “Company”)

I/We being a member of the above Company HEREBY APPOINT …………………………… of …………………………… or failing him ………..……………… of ………………………..…… to be my/our proxy to vote for me/us at the meeting of members to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, 20……

……………………………

Member

7.6.	The following applies where shares are jointly owned:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

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7.7.	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

8.	NOTICE OF MEETINGS OF MEMBERS

8.1.	The director convening a meeting shall give not less than seven days notice of a meeting of members to:

(a)	those members whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.2.	Notwithstanding Sub-Regulation 8.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall constitute waiver in relation to all the shares which that member holds.

8.3.	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a member or another director, or the fact that a member or another director has not received notice, does not invalidate the meeting.

8.4.	The director convening a meeting of members may fix as the record date for determining those members that are entitled to vote at the meeting the date notice is given of the meeting or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

9.	QUORUM FOR MEETINGS OF MEMBERS

9.1.	The quorum for a meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. A quorum may comprise a single member or proxy and then such person may pass a resolution of members and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of members.

9.2.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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10.	PROCEEDINGS OF MEETINGS OF MEMBERS

10.1.	At any meeting of the members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

10.2.	At every meeting of members, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present at the meeting, the members present shall choose one of their numbers to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

10.3.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.4.	Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of members or of any class of members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the person which he represents as that person could exercise if it were an individual.

10.5.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarial certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

10.6.	Directors of the Company may attend and speak at any meeting of members and at any separate meeting of the holders of any class or series of shares.

10.7.	An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which persons holding a sufficient number of votes of shares to constitute a resolution of members have consented to the resolution by signed counterparts.

10.8.	If the Company shall have only one member the provisions herein contained for meetings of the members shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of members. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

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11.	DIRECTORS

11.1.	Subject to any subsequent amendment to change the number of directors, the minimum number of directors shall be one.

11.2.	No person shall be appointed as a director of the Company, an alternate director or nominated as a reserve director, unless he has consented in writing to act as a director, an alternate director or to be nominated as a reserve director.

11.3.	The first directors of the Company shall be appointed by the first registered agent within six months of the incorporation date of the Company; and thereafter, the directors shall be elected by resolution of members or by resolution of directors for such term as the members or directors determine. If, before the Company has any members, the sole director or all of the directors appointed by the first registered agent, resign or die, or in the case of a director that is not an individual, ceases to exist, the first registered agent may appoint one or more further persons as directors of the Company.

11.4.	Each director holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

11.5.	A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

11.6.	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

11.7.	A director may be removed from office by a resolution of members or by resolution of directors. A resolution passed under this Regulation may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy-five percent (75%) of the votes of the members or directors of the Company entitled to vote.

11.8.	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

11.9.	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

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(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

11.10.	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage shall be the original register of directors.

11.11.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

11.12.	A director is not required to hold a share as a qualification to office.

12.	POWERS OF DIRECTORS

12.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the members.

12.2.	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

12.3.	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

12.4.	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

12.5.	The continuing directors may act notwithstanding any vacancy in their body.

12.6.	The directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

12.7.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

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12.8.	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by resolution of directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

12.9.	The directors may from time to time and at any time by an instrument in writing appoint any person, firm or corporate body whether appointed directly or indirectly as its attorney either generally or in relation to a specific matter.

12.10.	An act of an attorney appointed under Sub-Regulation 12.9 in accordance with the instrument under which the attorney was appointed binds the Company.

12.11.	An instrument appointing an attorney under Sub-Regulation 12.9 may either be executed as a deed or signed by a person acting under the express or implied authority of the Company.

13.	PROCEEDINGS OF DIRECTORS

13.1.	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

13.2.	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

13.3.	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

13.4.	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

13.5.	A director of the Company may appoint any other director or any other person, not disqualified from an appointment as a director, as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities.

(a)	An alternate director has the same rights as the appointing director in relation to any director’s meeting and any written resolution circulated for written consent.

(b)	Subject to the Act and Regulation 17, an alternate director is liable for his own acts and omission as an alternate director whilst acting in that capacity.

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(c)	The appointment and termination of an alternate director must be in writing and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

(d)	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment which shall take effect from the time when the written notice of this termination is given to the Company.

(e)	The rights of an alternate director shall terminate upon the death of the appointing director or if the appointing director, otherwise ceases to hold office.

13.6.	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

13.7.	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

13.8.	At meetings of directors at which the chairman of the board is present, he shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present, the directors present shall choose one of their numbers to be chairman of the meeting.

13.9.	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice by a majority of the directors or members of the committee of directors, but if any resolution is adopted otherwise than by the unanimous written consent of all directors or all members of a committee of directors, a copy of such resolution shall forthwith be sent to all directors or all members of a committee of directors not consenting to such resolution. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which sufficient number of directors to constitute a resolution of directors or a resolution of a committee of directors has consented to the resolution by signed counterparts.

14.	COMMITTEES

14.1.	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the seal, to the committee.

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14.2.	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency for the purposes of Section 198(1)(a) of the Act or to approve a liquidation plan;

(j)	to make a determination under Section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test; or

(k)	to authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

14.3.	Sub-Regulation 14.2(c) and (d) do not prevent a committee of directors, where authorised by the resolution of directors appointing such committee or by a subsequent resolution of directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

14.4.	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution of directors establishing the committee.

14.5.	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

15.	OFFICERS AND AGENTS

15.1.	The Company may by resolution of directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a chairman of the board of directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

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15.2.	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors. In the absence of any specific prescription of duties it shall be the responsibility of the chairman of the board to preside at meetings of directors and shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

15.3.	The emoluments of all officers shall be fixed by resolution of directors.

15.4.	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

15.5.	The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the seal, as are set forth in the Articles or in the resolution of directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Sub-Regulation 14.2. The resolution of directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

16.	CONFLICT OF INTERESTS

16.1.	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

16.2.	For the purposes of Sub-Regulation 16.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

16.3.	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

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(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

17.	INDEMNIFICATION

17.1.	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

17.2.	The indemnity in Sub-Regulation 17.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

17.3.	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

17.4.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

17.5.	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

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18.	RECORDS

18.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous ten (10) years.

18.2.	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

18.3.	The Company shall keep the following records and underlying documentation at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of members and classes of members; and

(b)	minutes of meetings and resolutions of directors and committees of directors.

18.4.	The records and underlying documentation shall be retained for a period of 5 years from the date of completion of the transaction to which the records and underlying documentation relate or from the date that the Company terminates the business relationship to which the records and underlying documentation relate.

18.5.	Where any original records and underlying documentation referred to in this Regulation are maintained other than at the office of the registered agent of the Company, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records and underlying documentation are kept.

18.6.	Where the place at which the original records and underlying documentation of the Company changes, the Company shall provide its registered agent with the physical address of the new location of the records and underlying documentation within 14 days of the change of the location.

18.7.	The records and underlying documentation of the Company referred to in this Regulation shall be in such form as are sufficient to show and explain the Company’s transactions and will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.8.	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

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19.	SEAL

The Company shall have a common seal and the directors shall provide for the safe custody of the seal and for an imprint thereof to be kept at the office of the registered agent of the Company. Except as otherwise expressly provided herein, the seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20.	DISTRIBUTIONS

20.1.	The directors of the Company may, by resolution of directors, authorise a distribution by way of dividend at such time at such amount as they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

20.2.	Dividends may be paid in money, shares, or other property.

20.3.	Notice of any dividend that may have been declared shall be given to each shareholder as specified in Sub-Regulation 23.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

20.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

20.5.	The directors may, before making any distributions, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

20.6.	The directors may determine in their sole discretion to issue bonus shares from time to time.

20.7.	A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute the issue of a bonus share.

21.	ACCOUNTS

21.1.	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

21.2.	The Company may by resolution of shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

22.	AUDIT

22.1.	The Company may by resolution of shareholders call for the accounts to be examined by auditors.

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22.2.	The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of shareholders.

22.3.	The auditors may be shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

22.4.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

(b)	subject to the foregoing, shall be fixed by resolution of shareholders or in such manner as the Company may by resolution of shareholders determine.

22.5.	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the shareholders or otherwise given to shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

22.6.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of shareholders at which the accounts are laid before the Company or shall be otherwise given to the shareholders.

22.7.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

22.8.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

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23.	NOTICES

23.1.	Any notice, information or written statement to be given by the Company to shareholders may be given by personal service or by mail addressed to each shareholder at the address shown in the register of members.

23.2.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

23.3.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

24.	VOLUNTARY WINDING UP AND DISSOLUTION

24.1.	The Company may voluntarily commence to wind up and dissolve if

(a)	it has no liabilities; or

(b)	is able to pay its debts as they fall due,

by a resolution of shareholders or if, the Company has never issued shares, by a resolution of directors.

24.2.	The Company may by a resolution of shareholders or by a resolution of directors appoint a voluntary liquidator.

24.3.	Where a liquidator has been appointed by a resolution of directors, the shareholders of a company may by a resolution of the shareholders appoint an eligible person, subject to the Act, as an additional voluntary liquidator to act jointly with the voluntary liquidator appointed.

25.	CONTINUATION

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

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